UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2026

To the Stockholders of SPAR Group, Inc.:

The 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), will be held virtually on Thursday, June 11, 2026, at 12:00 PM (noon), Eastern Time.  You are invited to attend the 2026 Annual Meeting virtually or by proxy (but not in person).  The 2026 Annual Meeting is being held for the following purposes:

1.     To reelect seven (7) Directors of SGRP to serve on SGRP's Board of Directors (the "Board") during the ensuing year and until their respective successors have been duly elected and seated on the Board, which candidates are Mr. John Bode, Mr. James R. Brown, Sr., Mr. Tim Cook, Mr. James R. Gillis, Ms. Linda Houston, Mr. Panagiotis Lazaretos, and Mr. William Linnane. See Proposal 1, below;

2.     To ratify, on an advisory basis, the engagement and use of Grant Thornton LLP, as the principal independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2026;

3.     To approve, on an advisory basis, the compensation of the Corporation's Named Executive Officers, as disclosed in this Proxy Statement (i.e., "Say on Pay"); and

4.     To consider, ratify and approve the Board of Directors' adoption of the 2026 Stock Compensation Plan (See Proposal 4, below).

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 17, 2026, will be entitled to notice of and to vote at the 2026 Annual Meeting or any adjournment or postponement thereof.

The mailing of this Notice and the 2026 Proxy Statement also includes a copy of SGRP’s Annual Report for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the "SEC") on Form 10-K on March 31, 2026 (the "2025 Annual Report") which also includes a letter to stockholders from William Linnane, SGRP's President and Chief Executive Officer and corporate directory information not filed with the SEC. However, the 2025 Annual Report and such letter, tables and directories are not, and should not be considered to be, part of the attached Proxy Statement or other proxy soliciting materials. The mailed 2025 Annual Report does not contain the filed exhibits.

By Order of the Board of Directors
/s/ Steve Hennen
Steve Hennen Secretary, Treasurer and Chief Financial Officer

April 30, 2026

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD VIRTUALLY ON JUNE 11, 2026: THE PROXY STATEMENT AND OTHER SGRP FILINGS WITH THE SEC ARE AVAILABLE AT https://investors.sparinc.com/sec-filings. YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR CAST YOUR PROXY VOTES BY TELEPHONE OR INTERNET, AS PROVIDED IN THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE VIRTUALLY PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. STEVE HENNEN, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 110 EAST BOULEVARD, SUITE 1600, CHARLOTTE, NORTH CAROLINA 28203.

SPAR GROUP, INC.
110 East Boulevard, Suite 1600
Charlotte, North Carolina 28203

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on June 11, 2026

GENERAL INFORMATION

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, "SPAR", "SPAR Group" or the "Company"), for use at the 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting") to be held virtually on June 11, 2026, at 12:00 PM (noon), Eastern Time.

This Proxy Statement and the form of proxy to be utilized at the 2026 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about April 30, 2026, which mailing also included a copy of SGRP’s Annual Report for the year ended December 31, 2025, as filed with the SEC on Form 10-K on March 31, 2026 (the "2025 Annual Report") which also includes a letter to stockholders from William Linnane, SGRP's President and Chief Executive Officer and corporate directory information not filed with the SEC. However, the 2025 Annual Report and such letter, tables and directories are not, and should not be considered to be, part of the attached Proxy Statement or other proxy soliciting materials. The mailed 2025 Annual Report does not contain the filed exhibits. All SEC filings by SGRP are available on SGRP's website at https://investors.sparinc.com/sec-filings.

Information Regarding Virtual Attendance at 2026 Annual Meeting

This Proxy Statement concerns the 2026 Annual Meeting, which will be held virtually and not in person.  Please follow the instructions on the notice or proxy card that you received.  Further details and frequently asked questions regarding the 2026 Annual Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com.

MATTERS TO BE CONSIDERED

The 2026 Annual Meeting has been called to: (1) reelect seven (7) Directors of SGRP to serve on SGRP's Board of Directors (the "Board") during the ensuing year and until their respective successors have been duly elected and seated on the Board, which candidates are Mr. John Bode, Mr. James R. Brown, Sr., Mr. Tim Cook, Mr. James R. Gillis, Ms. Linda Houston, Mr. Panagiotis Lazaretos, and Mr. William Linnane (the votes for Messrs. Brown, Cook, and Lazaretos are effectively advisory votes as explained in Proposal 1 below); (2) ratify, on an advisory basis, the engagement and use of Grant Thornton LLP, as the principal independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2026 (See Proposal 2, below); (3) approve, on an advisory basis, the compensation of the Corporation's Named Executive Officers, as disclosed in this Proxy Statement (i.e., "Say on Pay") (See Proposal 3 and Summary Compensation Table and related narratives, tables and disclosures, below); and (4) consider, ratify and approve the Board of Directors' adoption of the 2026 Stock Compensation Plan (See Proposal 4, below).

RECORD DATE AND VOTING

The Board has fixed the close of business on April 17, 2026, as the record date (the "Record Date") for the determination of stockholders of the Corporation entitled to vote at the 2026 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 25,129,991 shares outstanding of SGRP's common stock, $0.01 par value (the "Common Stock").  On the Record Date, no shares of SGRP’s Series "B" Preferred Stock (the "Series B Preferred Stock") were outstanding. See Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities -- The Company's Capital Stock Generally in the 2025 Annual Report.

QUORUM AND VOTING REQUIREMENTS

Each stockholder of record is entitled to one (1) vote for each share of Common Stock on any matter coming before the 2026 Annual Meeting.

The holders of record of at least one-half of the outstanding shares of Common Stock entitled to vote at the 2026 Annual Meeting (12,564,996 shares) must be present at the 2026 Annual Meeting, (virtually or by proxy) and will constitute a quorum for the transaction of business at the 2026 Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which specific votes are withheld or inconclusive or abstentions, including "broker non-votes" (as discussed below), will be considered present at the 2026 Annual Meeting for purposes of determining a quorum.

Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on "routine" proposals, (e.g., the vote to ratify the selection of the principal independent registered accounting firm), which means that a broker may vote on behalf of a beneficial owner for such "routine" proposals in the broker's discretion if the beneficial owner does not provide specific instructions to the broker. Under applicable rules, if you hold your shares through a broker and do not instruct your broker how to vote with respect to each of the proposals to be voted on at the 2026 Annual Shareholders' Meeting, your broker may not vote with respect to any "non-routine" proposals. Proposals 1 and 3 are considered "non-routine" meaning that your broker may not vote your shares in the absence of your voting instruction. However, Proposal 2 is considered a "routine" proposal, meaning that your broker may vote your shares in the absence of your voting instruction.

SGRP’s 2026 By-Laws provide that votes cast respecting any candidate or matter do not include abstentions (each an "Abstention") and do not include any non-votes or inconclusive votes (i.e., no box clearly checked, multiple boxes checked, and the like) (each an "Inconclusive Vote"), but do count for quorum purposes. To the greatest extent permitted by applicable law and SGRP's 2026 By-Laws (to the extent not inconsistent with applicable law): (i) proxies with no specific voting instructions on a candidate or matter (other than any Abstention or Inconclusive Vote) will be voted by the proxy agent as provided below;  (ii) Abstentions or Inconclusive Votes respecting any candidate or matter are not counted as votes "FOR" or "AGAINST"; (iii) Abstentions and Inconclusive Votes are considered a vote but not counted as votes cast with respect to any matter; and (iv) and consequently Abstentions and Inconclusive Votes will have no effect on the vote on such matter.  Abstentions and Inconclusive Votes do not affect any specific proposal for a director removal since an affirmative majority of stockholder shares is required to approve such a specific proposal.

A plurality of votes must be cast "FOR" a nominee at the 2026 Annual Meeting virtually or by proxy for the election of each nominee to serve as a director. Accordingly, any director that fails to achieve the required plurality is denied reelection and has agreed to immediately retire when his or her successor has been duly elected and seated on the Board in the Resignation Agreement subject to and retaining all his rights under the 2026 By-Laws and each applicable agreement or law against SGRP or any related person. See Proposal 1 and Resignation and Retirement Letter Agreement, below. However, this is effectively an advisory vote respecting any nominee for a Contractually Dedicated Seat since such nominee has a contractual right to be on the Board (subject to the direction and discretion of the applicable Nominating Rights Holder).  See Proposal 1, Resignation and Retirement Letter Agreement, and Contractually Dedicated Seats, below. Mr. James R. Brown, Sr., Mr. Tim Cook, and Mr. Panagiotis Lazaretos are nominees for Contractually Dedicated Seats and have been nominated by the applicable Nominating Rights Holder. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

SGRP stockholders are not entitled to cumulate votes.  If there were cumulative voting, in a field of more than seven (7) nominees, the seven (7) nominees receiving the most votes would be elected as directors.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2026 Annual Meeting virtually or by proxy is required to ratify, on an advisory basis, the selection of Grant Thornton LLP as SGRP's principal independent registered accounting firm for the year ending December 31, 2026. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2026 Annual Meeting virtually or by proxy is required to approve, on an advisory basis, the compensation of the Corporation's Named Executive Officers (See Summary Compensation Table and related narratives, tables and disclosures, below). Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2026 Annual Meeting in person or by proxy is required to ratify and approve the Board's adoption of the 2026 Stock Compensation Plan. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

To the greatest extent permitted by applicable law and SGRP's By-Laws (to the extent not inconsistent with applicable law), all proxies that are properly completed, signed and returned (or registered, completed, authenticated and submitted if by telephone or internet) prior to the 2026 Annual Meeting will be voted in accordance with the specific directions made thereon or, in the absence of directions: (a) for the reelection of all nominees named herein to serve as directors (See Proposal 1, below); (b) in favor of the proposal to ratify, on an advisory basis, the engagement and use of Grant Thornton LLP as the Company's principal independent registered accounting firm (See Proposal 2, below); (c) in favor of the proposal to approve, on an advisory basis, the compensation of the Corporation's Named Executive Officers (i.e., "Say on Pay") as disclosed in "Executive Compensation" below (See Proposal 3, below); and (d) in favor of the proposal to ratify and approve the Board of Directors' adoption of the 2026 Stock Compensation Plan.

Management does not intend to bring before the 2026 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2026 Annual Meeting. If any other matters or motions come before the 2026 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2026 Annual Meeting. Proxies may be revoked at any time prior to the close of voting at the 2026 Annual Meeting: (1) by delivery of written notification of revocation or a duly executed Proxy bearing a later date to the Secretary of SGRP at SGRP's principal executive offices located at 110 East Boulevard, Suite 1600, Charlotte, North Carolina 28203; (2) by electronically changing his or her vote in accordance with the electronic voting instructions; or (3) by the stockholder virtually attending the 2026 Annual Meeting and voting his or her shares electronically at the meeting.

PROXY STATEMENT PROPOSALS

YOU HAVE A VOTE, WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY

WITH RESPECT TO THE FOLLOWING PROPOSALS TO BE VOTED UPON AT THE 2026 ANNUAL MEETING

The stockholders of the Corporation are being asked to consider the following proposals at the 2026 Annual Meeting.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Seven (7) Directors are nominees to be elected at the 2026 Annual Meeting to serve on SGRP’s Board of Directors (the "Board") until the next annual meeting of stockholders and until their respective successors have been duly qualified, elected and seated on the Board. The nominees for reelection as a Director are Mr. John Bode, Mr. James R. Brown, Sr., Mr. Tim Cook, Mr. James R. Gillis, Ms. Linda Houston, Mr. Panagiotis Lazaretos, and Mr. William Linnane. For clarity, although votes for Messrs. Brown, Cook, and Lazaretos are not technically advisory votes, the effect is similar because each is running for a "Contractually Dedicated Seat" as described below.

Four (4) of the Board seats are considered “Contractually Dedicated Seats” since each of the respective nominees for such Contractually Dedicated Seat has a contractual right to be on the Board. The stockholder who has a contractual right to designate a requested nominee to any of the Contractually Dedicated Seats is referred to as a "Nominating Rights Holder". Upon requesting a nomination by a Nominating Rights Holder to a Contractually Dedicated Seat, the Board shall take all actions as are reasonably necessary to elect such nominees to the Board. Upon requesting the nomination by their respective Nominating Rights Holders: (i) Mr. Tim Cook is a nominee for the Bartels Board Seat pursuant to Mr. William H. Bartels' e-mail dated February 17, 2026; and (ii) Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos are nominees for the Brown Board Seats pursuant to Mr. Robert G. Brown's e-mail dated February 14, 2026. The Corporation is entitled under Delaware law to enter into a contract entitling the contracting party to request a person be appointed or nominated to a seat as a Director on the Board, and has entered into such contracts in the past with prior Chief Executive Officer’s. Except for the Contractually Dedicated Seats under the CIC Agreement, no such contract currently exists. See Contractually Dedicated Seats, below.

If any nominee for such Contractually Dedicated Seat is not elected to the Board at the 2026 Annual Meeting, the Board intends to immediately appoint such nominee to the relevant Contractually Dedicated Seat if that is the wish of the applicable Nominating Rights Holder. Given the nature of the Contractually Dedicated Seats and the Board’s intention, such stockholder vote at the 2026 Annual Meeting is essentially an advisory vote respecting any nominee for a Contractually Dedicated Seat since such person is a nominee the applicable Nominating Rights Holder has a contractual right to nominate the person to be on the Board (at the discretion of the applicable Nominating Rights Holder). See Resignation and Retirement Letter Agreement and Contractually Dedicated Seats, below.

The age, principal occupation and certain other information respecting each nominee are stated under the caption The Board of Directors of the Corporation, below.

Proxies with no specific voting instructions on a candidate or matter (other than any Abstention or Inconclusive Vote) will be voted in favor of the election of each of the nominees. See QUORUM AND VOTING REQUIREMENTS, above.

Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unable to serve.

Except for the CIC Agreement (See Board Size, Quorum and Voting, Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence and Contractually Dedicated Seats, below), and for the applicable Resignation Letter (see Resignation and Retirement Letter Agreement, below) no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. Except as set forth below, none of the nominees has any family relationship to any other nominee or to any executive officer of the Corporation. However, Mr. William Linnane is an Executive and Officer of SGRP and Mr. James R. Brown, Sr., is the brother of Mr. Robert G. Brown, who is an affiliate, related party and significant stockholder and one of the founders of SGRP. Mr. Tim Cook is the nominee for the Bartels Board Seat, and Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos are nominees for the Brown Board Seats.

Resignation and Retirement Letter Agreement

As provided in the 2026 By-Laws pursuant to the Settlement (See 2026 By-Laws, below), each Director has signed and delivered to the Corporation a written irrevocable Resignation and Retirement Letter Agreement Under Sections 3.08 and 3.11 of the 2026 By-Laws (each a "Resignation Letter"), which supersedes each earlier such letter agreement and constitutes an irrevocable resignation for purposes of DGCL Section 141(b). Pursuant to the Resignation Letter, the departing Director shall be deemed to have retired for all purposes (including all plans and other benefits, but excluding indemnification, and severance, contractual, legal and related rights). A Director’s Resignation Letter  shall be immediately effective as and when, and effective upon, the occurrence of any of the Departure Conditions (as defined and limited in the Resignation Letter), which include (without limitation): (i) the occurrence of the next Annual Meeting of SGRP's stockholders if at such meeting either such Director is not a candidate or such Director is not elected; (ii) the Board by at least 70% voting in favor (with such Director not voting) determines in its discretion determines that such Director has not complied in any material respect with the Corporation's then applicable policies, codes, by-laws or charters or with Nasdaq Stock Market ("Nasdaq"), Securities and Exchange Commission ("SEC") or other applicable rules, regulations or law, which may be based (without any further inquiry) on any finding by Nasdaq, the SEC or any other competent authority; (iii) the Board by at least 70% voting in favor (with such Director not voting) determines that such Director’s performance is negatively impacting the performance of the Board; or (iv) if such Director is serving in a Contractually Dedicated Seat and the applicable Nominating Rights Holder in writing directs such Director’s removal or designates someone else to serve as a director of the Corporation in one of his Contractually Dedicated Seats. "Contractually Dedicated Seat" and "Nominating Rights Holder" shall have the meanings assigned to them below in this Proxy Statement.

Accordingly, the Resignation Letter provides that retirement for any Director (other than one nominated for a Contractually Dedicated Seat unless the applicable Nominating Rights Holder agrees) could be triggered if the nominee fails to receive the required plurality of the votes cast. Accordingly, a plurality of the voting stockholders have the power to together vote "AGAINST" and effectively remove any Director by not electing such Director. In addition, as noted above, Directors or nominees for Contractually Dedicated Seats have included in their Resignation Letter a Departure Condition consisting of SGRP's receipt of written notice from the applicable Nominating Rights Holder of the appointment of someone else to such person's Contractually Dedicated Seat.  See Contractually Dedicated Seats, below. In his or her Resignation Letter, each Director has expressly reserved every claim or right under the 2026 By-Laws or any applicable agreement or rule, regulation or other law against SGRP or any related person, including (without limitation) any claim arising under or related to any Departure Condition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE (PROPOSAL 1).

PROPOSAL 2 -- RATIFICATION, ON AN ADVISORY BASIS, OF THE ENGAGEMENT AND USE OF

 GRANT THORNTON LLP AS THE PRINCIPAL INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE

CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2026

SGRP’s Audit Committee and Board have engaged and will use Grant Thornton LLP ("Grant Thornton") an independent registered accounting firm, as the Company's principal independent registered accounting firm to audit the consolidated financial statements of the Company for its year ending December 31, 2026, subject to the Audit Committee's review of the final terms of Grant Thornton's engagement and plans for its audit of the Company's business in the United States and Canada. The Company has disposed of most of its foreign operating joint venture subsidiaries, as described in the 2025 Annual Report and other SEC Reports, so the Company’s Canadian subsidiary will be the only foreign subsidiary in the Grant Thornton audit. In accordance with the Charter of SGRP’s Audit Committee, Nasdaq and SEC Rules and other applicable law, SGRP’s Audit Committee and Board from time to time will evaluate Grant Thornton’s performance and consider and evaluate alternatives to the extent necessary or desirable.

A resolution will be submitted to stockholders at the 2026 Annual Meeting for the ratification of such engagement and use of Grant Thornton on an advisory (i.e., non-binding) basis. Stockholder ratification of the engagement and use of Grant Thornton or anyone else for non-audit services is not required and will not be sought (on an advisory basis or otherwise).

BDO Audit Fees

BDO USA, P.C. ("BDO"), an independent registered accounting firm, has served as the Company's principal independent registered accounting firm since October 2013 to (among other things) audit the consolidated financial statements of the Company, including the Company’s consolidated financial statements for its year ending December 31, 2025, for the Company's business in the United States and Canada.

In the past, BDO audited certain foreign subsidiaries of SGRP through BDO's affiliates in those countries, but the Company has disposed of most of its foreign operating joint venture subsidiaries as described in the 2025 Annual Report and other SEC reports.

The aggregate fees billed to SGRP for professional accounting services by BDO, including the audit of the Company's annual financial statements for the years ended December 31, 2025 and 2024, are set forth in the table below (amounts in thousands):

	2025	2024
Audit fees	$886	$782
Audit-related fees	33	30
Tax fees	12	11
Total	$931	$823

For purposes of the preceding table professional fees are classified as follows:

●

Audit fees — These are fees for professional services performed for the audit of the Company's annual financial statements and the required review of quarterly financial statements and other procedures performed by BDO in order for them to be able to form an opinion on the Company's consolidated financial statements. These fees also cover services that are normally provided by independent registered accounting firm in connection with statutory and regulatory filings or engagements.

●

Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit related fees in the above table represent fees for the audit of the Corporation's 401(k).

●

Tax fees — These are fees for all professional services performed by professional staff in BDO's tax division, except those services related to the audit of the Company's financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues.

Since the Audit Committee's formation in 2003, as required by applicable law and Nasdaq rules, each audit-related or tax or other non-audit service performed by the Company's principal independent registered accounting firm either: (i) was approved in advance on a case-by-case basis by SGRP's Audit Committee; or (ii) fit within a pre-approved "basket" of audit-related or tax and other non-audit services of limited amount, scope and duration established in advance by SGRP's Audit Committee. In connection with the standards for independence of the Company's principal independent registered accounting firm promulgated by the SEC, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of the Company's principal independent registered accounting firm.

Anticipated Attendance by Grant Thornton and BDO at the 2026 Annual Meeting

Grant Thornton and BDO have each been invited to attend the 2026 Annual Meeting virtually as guests. As with other guests, no questions will be presented to or presentations made by either accounting firm.

Advisory Vote

A resolution will be submitted to stockholders at the 2026 Annual Meeting for the ratification, on an advisory basis, of the Corporation's engagement and use of Grant Thornton as the Company's principal independent registered accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2026. The affirmative vote of a majority of the votes cast at the 2026 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal because brokers have discretion under applicable rules to vote uninstructed shares on this proposal. In any event, broker non-votes will have no effect on the outcome of this proposal.

Accordingly, the Corporation will ask its stockholders to vote on the following resolution at the 2026 Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the Corporation's engagement and use of Grant Thornton LLP as the Company's principal independent registered accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2026."

If the advisory resolution ratifying Grant Thornton as the Company's principal independent registered accounting firm is adopted by the stockholders, SGRP's Audit Committee and Board nevertheless retain the discretion to select a different principal independent registered accounting firm should they subsequently conclude that doing so is in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

If the stockholders do not ratify the appointment, on an advisory basis, of Grant Thornton, or if Grant Thornton should decline to act or otherwise become incapable of acting, or if Grant Thornton's engagement with SGRP is discontinued in the Corporation's discretion, SGRP's Audit Committee will appoint another independent registered accounting firm to act as the Company's principal independent registered accounting firm for the year ending December 31, 2026 (which may nevertheless be Grant Thornton should the Audit Committee subsequently conclude that Grant Thornton's appointment is in the Company's best interests).

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH BELIEVE THAT THE ENGAGEMENT AND USE OF GRANT THORNTON AS THE COMPANY'S PRINCIPAL INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026, IS IN THE BEST INTERESTS OF SGRP, ITS STOCKHOLDERS, AND SGRP'S SUBSIDIARIES. SGRP'S AUDIT COMMITTEE AND BOARD OF DIRECTORS EACH RECOMMENDS THAT THE STOCKHOLDERS VOTE ON AN ADVISORY BASIS "FOR" APPROVAL SUCH ENGAGEMENT AND USE OF GRANT THORNTON. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED (PROPOSAL 2).

PROPOSAL 3 -- ADVISORY VOTE ON THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") added Section 14A to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that the Corporation provide its stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the Corporation's Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (See Summary Compensation Table and related narratives, tables and disclosures, below).  For clarity, the Corporation's Named Executive Officers are Mr. William Linnane, the Corporation's Chief Executive Officer and Mr. Steve Hennen, the Corporation's Chief Financial Officer, and the term does not include any of the other persons listed below in Executive Compensation (See Summary Compensation Table and related narratives, tables and disclosures, below).

Compensation Policy

The Corporation believes that its compensation packages should: (i) attract and retain quality directors, executives and employees; (ii) provide total compensation competitive with similar companies; (iii) reward and reinforce the attainment of the Corporation's performance objectives; and (iv) align the interests of its directors, executives and employees with those of its stockholders (the "Corporation's Compensation Objectives"). To endeavor to meet the Corporation's Compensation Objectives, the Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Corporation, reviews and approves all director and executive officer compensation, and recommends to the Board all director and executive officer compensation for approval.

The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation's executive compensation program has three primary elements, which are fixed base salaries, annual performance-based bonuses and long-term equity-based incentive awards. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Corporation's annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate executives for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition, the Corporation rewards executives for their contributions to the Corporation's achievement of short-term business objectives and operational and performance goals, through the annual cash and stock-based incentive bonuses described below. Restricted stock units ("RSUs"), stock options, phantom stock units ("PSUs"), and other stock-based awards have been granted under the Corporation’s prior stock-based Compensation Plans and may be granted under any future Stock Compensation Plan proposed by the Corporation and approved by its stockholders as incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year, such elements are generally independent of each other (e.g., salary will not be affected by the size of bonuses or value of stock-based awards).

Determining Compensation

Each year the Compensation Committee receives compensation recommendations for base salary, bonuses and possible RSUs, options, and PSUs, and stock-based plan awards for its non-CEO Named Executive Officers from the Corporation's Chief Executive Officer and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them. These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance).

The Corporation's Named Executive Officers are eligible for annual cash and stock-based award bonuses based upon their individual performance, and the Corporation's achievements of certain specific operating results.  During or before the beginning of each year, the Corporation's Chief Executive Officer, with the review of the Compensation Committee, establishes bonus criteria for each of those officers based principally on the Corporation's achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed with the goal of generating additional profit, increasing revenue or otherwise increasing stockholder value. Ranges are generally specified for the goals with corresponding cash and stock-based award bonuses specified for achievement. If a specified level for a goal is achieved, subject to approved exceptions, each as determined by the Corporation and reviewed by the Compensation Committee, and (if applicable) approved by the Board, the applicable executives are entitled to the corresponding cash and stock-based award bonuses. All Named Executive Officer bonus plans are recommended by the Corporation's Chief Executive Officer, reviewed and approved by the Compensation Committee and approved by the Board.

For the compensation and benefits received by the Corporation's Named Executive Officers during 2025 (the "Named Executive Officer Compensation"), please see COMPENSATION OF EXECUTIVES AND DIRECTORS, below, including (without limitation) Executive Compensation Summary, Narrative to Summary Compensation Table, Chief Executive Officer (PEO) Pay Versus Performance Table, and related and other narratives, tables and disclosures, below.

Frequency of "Say on Pay" Advisory Vote

As a result of the Dodd-Frank Act, Section 14A of the Exchange Act requires that the Corporation provide its stockholders with the opportunity to vote at least once every six (6) years, on a nonbinding advisory basis, for their preference as to how frequently they provide an advisory vote in the future on the compensation of the Corporation's Named Executive Officers  (i.e., "Say on Pay") as disclosed in accordance with the compensation disclosure rules of the SEC. That legislation also requires a "Say on Pay" advisory vote by the Stockholders once every one (1), two (2) or three (3) years, as determined by SGRP’s Compensation Committee and Board.

In 2025, SGRP’s Compensation Committee and Board determined, and the Shareholders approved on an advisory basis, that the "Say on Pay" advisory votes should be held every year, although the Board is free at any time to reconsider and change that frequency or the frequency of the "Say on Frequency" advisory vote. Although it is not required to do so, the Corporation currently intends to hold the "Say on Pay" advisory vote every year.

SGRP’s Compensation Committee and Board each have previously determined that an annual advisory vote on the compensation of the Corporation’s Named Executive Officers will permit the Corporation's stockholders to provide direct input each year on the Corporation's executive compensation philosophy, policies and practices as disclosed in this Proxy Statement, which is consistent with the Corporation's efforts to engage in an ongoing dialogue with its stockholders on the compensation of the Corporation’s Named Executive Officers.

A "Say on Frequency" advisory vote is not being requested at the 2026 Annual Meeting and is not required again until 2031, although SGRP’s Compensation Committee and Board could decide to hold such an advisory vote sooner.

2025 "Say on Pay" Advisory Vote

In Proposal 3, the Corporation is asking its stockholders to approve (on an advisory basis) the Named Executive Officer Compensation described below. Except as otherwise specified, the Named Executive Officer Compensation has already been paid and no contract for any change or recovery exists with any employee. The vote on Proposal 3 is advisory, which means that the vote on the compensation of the Corporation's Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation paid to the Corporation's Named Executive Officers in 2025, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against the Corporation's Named Executive Officer Compensation, as described in this Proxy Statement, the Compensation Committee will evaluate whether any future actions are necessary to address the Corporation's stockholders' concerns.

Accordingly, the Corporation asks its stockholders to vote on the following resolution at the 2026 Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the compensation of the Corporation's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the "Executive Compensation Summary" and related and other narratives, tables and disclosures."

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE ON AN ADVISORY BASIS "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 3).

PROPOSAL 4 -- RATIFICATION AND APPROVAL OF THE ADOPTION OF THE 2026 STOCK COMPENSATION PLAN

The Board is requesting that the stockholders of the Corporation consider, ratify and approve the Board of Directors' adoption of the 2026 Stock Compensation Plan, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

At the 2026 Annual Meeting, the Corporation's stockholders will be asked to ratify and approve the adoption of the Corporation's 2026 Stock Compensation Plan (the "2026 Plan"). Following the recommendation of the Compensation Committee, the Board on March 20, 2026, authorized and approved the 2026 Plan to be submitted to the Corporation's stockholders for ratification and approval. If ratified and approved by the Corporation's stockholders, the 2026 Plan will become effective as of the approval of the Corporation’s stockholders (the "2026 Plan Effective Date"), and will apply to all awards based on the Corporation’s Common Stock granted thereunder (the "Awards"). The approval of the 2026 Plan by the Corporation's stockholders will require the affirmative vote of a majority of votes cast at the 2026 Annual Meeting provided that a quorum is present. The 2026 Plan is briefly summarized below, but these descriptions are subject to and qualified in their entirety by the full text of the 2026 Plan, which is attached as Exhibit 1 to and is incorporated by reference into this Proxy Statement. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the 2026 Plan.

As of the Record Date, there were options outstanding under the Corporation’s Prior Plans to purchase 113,000 shares of Common Stock, and there were inducement options outstanding to purchase 630,000 shares of Common Stock and restricted stock units outstanding to acquire 0 shares of Common Stock (See Inducement Stock Based Award Summary, below). All of the Corporation’s Prior Plans have expired (except insofar as they continue to govern awards outstanding thereunder), and no awards can be issued under any of the Corporation’s Prior Plans.

Summary of the 2026 Stock Compensation Plan

The 2026 Plan is substantially similar to the 2018 Plan except for: removing certain awards rarely used by the Corporation; setting an initial term ending May 31, 2029; resetting the maximum award shares available to 2,000,000 under the 2026 Plan; changing the term of the Awards and certain vesting terms; removing a reload of forfeited shares to the maximum award shares; and removing the ability of the Board in its discretion to favorably reprice the awards (although certain adjustments in price and quantity must still be made in the case of Extraordinary Events and changes in applicable law).

The 2026 Plan and information regarding stock options and restricted stock units granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2026 Plan, which is attached as Exhibit 1 to and incorporated by reference into this Proxy Statement.

●	The 2026 Plan was established following Board approval through May 31, 2029, subject to and effective upon Stockholder approval.

●

2,000,000 shares are available under the 2026 Plan to grant directors, officers, employees and consultants pursuant to any combination of non-qualified stock options for the purchase of the Corporation’s Common Stock (each a "NQSO") and restricted stock units settleable at the Corporation’s option in cash or its Common Stock (each a "RSU"). The number of shares available under the 2026 Plan will not be reduced or otherwise affected by any awards outstanding under the Corporation’s Prior Plans or by any inducement awards of options or restricted stock units, or by bonus plans, phantom stock awards, or other incentive plans, options, or awards. As of the Record Date, there were seven (7) Directors of the Corporation and approximately 251 officers, employees and consultants of the Company representing the maximum number that would be potentially eligible for Awards under the 2026 Plan.

●

The 2026 Plan is administrated by "Administrators" (CEO and CFO by default) and the Compensation Committee, but the approval of the Compensation Committee is required to grant Awards and generally to amend Awards and the 2026 Plan and the approval of the Board may be required to grant certain Awards and to make certain amendments to the extent required by the Charter, Nasdaq Rules and applicable law.

●

Under the 2026 Plan, Administrators are required to make recommendations to the Compensation Committee for approval, and where Board approval is required (see above), the Compensation Committee must first approve and then recommend to the Board.

●	Under the 2026 Plan:

o	NQSO Awards to officers, employees and consultants vest over two (2) to three (3) years, as specified in the Award, with three (3) years as the default.

o	RSU Awards to officers, employees and consultants vest over one (1) to three (3) years, as specified in the Award, with three (3) years as the default.

o	Director NQSO and RSU grants vest in one (1) to two (2) years, as specified in the Award, with one (1) year as the default.

●	Under the 2026 Plan (and similar to the 2018 Plan), all Awards vest in full and continue in accordance with their terms if upon the Retirement, death or Disability of the Awardee.

●

If the Awardee is terminated or leaves (other than due to Retirement, death or Disability), then unless otherwise provided in the Awardee’s severance, departure or other agreement, all unvested Awards terminate and has three (3) months to exercise vested Awards, but all Awards are forfeited if termination is for Cause.

●

The 2026 Plan permits the exchange of an RSU Award for an outstanding phantom stock unit (each a "PSU") on substantially equivalent terms if either the PSU contract permits such an exchange or the PSU holder agrees to such an exchange.

●	Under the 2026 Plan (and similar to the 2018 Plan), certain customary Extraordinary Events still require mandatory price or quantity adjustments.

No Awards can be granted under the 2026 Plan until it is approved by the Corporation's stockholders, and no Awards can be granted after the 2026 Plan expires on May 31, 2029.

Purpose of the 2026 Stock Compensation Plan

The purpose of the 2026 Plan (upon its approval) is to promote the interests of the Corporation and its stockholders by providing stock-based incentives to certain employees, directors, officers and consultants. Under the 2026 Plan, the mutuality of interest between those participants and the Corporation is strengthened because they have a proprietary interest in pursuing the Corporation's long-term growth and financial success. In addition, by allowing participation in the Corporation's success, the Corporation is better able to attract, retain and reward quality employees, directors, officers and consultants. In selecting the participants to whom Awards may be granted, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Corporation and recommendations of supervisors.

Participants receive Awards in return for the past and future rendering of services and are not required to pay the Corporation for such Awards (except for applicable tax withholding when due and any exercise price in the case of Options) or purchase price (if any) established by the Compensation Committee in the applicable Contract.

Awards Under The 2026 Stock Compensation Plan

Future Participants in the 2026 Plan (upon its approval) and the amounts, vesting, duration and other terms of their future Awards must be made in accordance with the 2026 Plan and will be determined by the Compensation Committee in its discretion except that the approval of the Board may be required to grant certain Awards and to make certain amendments to the extent required by the Charter, Nasdaq Rules and applicable law. Because no such determinations have yet been made, it is not possible to state the specific terms of any individual Awards that may be issued under the 2026 Plan or the names or positions of or respective amounts of the grant to any individual who may participate. All Awards will be subject to any restrictions in the 2026 Plan and the Code. The terms may be different for the same or similar Awards or Participants.

The grant date for an Award is generally the date the Award is approved by the Compensation Committee. However, the Compensation Committee may (in its discretion) specify a later grant date in its approval, which it may do in order to (among other things) coordinate the grant date with a new employee's start date or permit public dissemination of a pending earnings press release. Each Award granted under the 2026 Plan will be evidenced by a Contract in a form approved by the Compensation Committee and executed by the Corporation and the Participant receiving the Award. Each Contract will contain the terms, provisions and conditions pertaining to the applicable Award, including (as applicable) a stock option exercise price. RSUs do not require payment of any exercise price.

The Board and Compensation Committee have recommended ratification and adoption of the 2026 Plan to continue that important tool in equity-based compensation. See EXECUTIVE COMPENSATION, DIRECTORS AND OTHER INFORMATION - Stock Based Compensation Plans, below.

THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE 2026 STOCK COMPENSATION PLAN (PROPOSAL 4).

NO STOCKHOLDER PROPOSALS

No stockholder proposals or Director nominations were duly submitted to or duly received by the Corporation on a timely basis. Accordingly, the Corporation will not consider any proposals or nominations from any stockholder at the 2026 Annual Meeting. However, Mr. William H. Bartels' request for the nomination of Mr. Tim Cook, and Mr. Robert G. Brown's request for the nominations of Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos, were made pursuant to the CIC Agreement, and they have been included as Director nominations at the 2026 Annual Meeting in response to those requests (see Proposal 1, above, and Contractually Dedicated Seats, below).

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors of the Corporation

The Board is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (See Corporate Governance, below). The members of the Board and referenced Committees as of December 31, 2025, were as set forth in the table below.

Mr. James R. Gillis joined the Board on August 10, 2023, Mr. John Bode and Ms. Linda Houston joined the Board on October 1, 2023, Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos rejoined the Board on May 6, 2025, filling the Brown Board Seats pursuant to the request of Robert G. Brown under the CIC Agreement that they be added to the Board (see Contractually Designated Seats, below), Mr. Tim Cook joined the Board on August 12, 2025, filling the Bartels Board Seat pursuant to the request of William H. Bartels under the CIC Agreement that he be added to the Board (see Contractually Designated Seats, below) (Mr. William H. Bartels resigned from the Board as of August 12, 2025), and Mr. William Linnane joined the Board on November 12, 2025 (Mr. Michael R. Matacunas retired as of October 3, 2025). The Corporation is entitled under Delaware law to enter into a contract entitling the contracting party to request a person be appointed or nominated to a seat as a Director on the Board, and has entered into such contracts in the past with prior Chief Executive Officer’s. Except for the Contractually Dedicated Seats under the CIC Agreement, no such contract currently exists. See Contractually Designated Seats, below.

Mr. William H. Bartels, Mr. James R. Brown, Sr., Mr. James R Gillis, and Mr. Panagiotis Lazaretos were all reelected at the 2025 Annual Meeting of the Corporation’s stockholders on June 12, 2025. Mr. William H. Bartels was not a Director at the end of 2025.

After the Board’s due review and consideration of the shareholders’ negative vote at the annual meeting of the stockholders on June 12, 2025, the Board discussed and acknowledged Mr. Michael Matacunas' right as Chief Executive Officer to be a Director by contract with SGRP for the Corporation’s applicable Contractually Dedicated Seat (see Contractually Dedicated Seats, below), and the Board appointed Mr. Michael Matacunas to continue on the Board and reseated him. Mr. Michael Matacunas was not a Director at the end of 2025.

After the Board’s due review and consideration of the shareholders’ negative vote at the annual meeting of the stockholders on June 12, 2025, and of all other relevant factors, the Board appointed Mr. John Bode and Ms. Linda Houston to continue on the Board on August 12, 2025, and reseated them.

Mr. James R. Brown, Sr., and Mr. Panagiotis Lazaretos were Directors at the end of 2025 and held the Brown Board Seats. Pursuant to Mr. Robert G. Brown's rights under the CIC Agreement (see Change of Control, Voting and Restricted Stock Agreement, below), on February 14, 2026, Mr. Robert G. Brown requested that Mr. James R. Brown, Sr., and Mr. Panagiotis Lazaretos be nominated for reelection as Directors (see Proposal 1, and Contractually Designated Seats, below). Mr. Tim Cook was a Director at the end of 2025 and held the William H. Bartels Board Seat. Pursuant to Mr. William H. Bartels’ rights under the CIC Agreement (see Change of Control, Voting and Restricted Stock Agreement, below), on February 17, 2026, Mr. William H. Bartels requested that Mr. Tim Cook be nominated for reelection as a Director for the Bartels Board Seat.

All nominees for election as Director have signed the Resignation Letter required under the 2026 By-Laws (see Resignation and Retirement Letter Agreement, above, and Contractually Dedicated Seats, below.

Name	Age	Position with SGRP
John Bode (1) (2) (3)	51	Director and Chairman of the Audit Committee, and a member of the Compensation Committee, and Governance Committee
James R. Brown, Sr. (4)	79	Director and a member of the Governance Committee
Tim Cook (1) (5)	61	Director and Chairman of the Governance Committee, and a member of the Audit Committee and Compensation Committee
James R. Gillis (1) (2) (6)	73	Director and Executive Chairman of the Board
Linda Houston (1) (2) (7)	68	Director and Chairman of the Compensation Committee, and a member of the Audit Committee and Governance Committee
Panagiotis Lazaretos (8)	54	Director and a member of the Compensation Committee
William Linnane (9)	51	Director, President and Chief Executive Officer

(1)	Satisfies the independence requirements for being an independent director generally and for Audit Committee members specifically under Nasdaq Rules and SEC Rules. See Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats and 2026 By-Laws, below.
(2)	Satisfies the stricter requirements of the 2026 By-Laws for being a Super Independent Director. See Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats and 2026 By-Laws, below.
(3)	On October 1, 2023, Mr. John Bode was appointed to the Board, and on October 4, 2023, he was appointed to the Audit Committee and Governance Committee, and appointed Chairman of the Audit Committee, in which capacity he continues to serve. On March 28, 2024, he was appointed to the Compensation Committee. All Committee appointments are reconsidered annually.
(4)	On May 6, 2025, Mr. James R. Brown, Sr. rejoined the Board filling one of the two Brown Board Seats following the request of Robert G. Brown under the CIC Agreement. On March 20, 2026, the Board temporarily increased the size of the Governance Committee from three (3) to four (4) members and appointed Mr. Brown to serve on that Committee. All Committee appointments are reconsidered annually.
(5)	On August 12, 2025, Mr. Tim Cook was appointed to the Bartels Board Seat following the request of William H. Bartels under the CIC Agreement. At the same time, Mr. Cook was appointed to the Audit Committee, Compensation Committee, and Governance Committee, and appointed Chairman of the Governance Committee, in which capacity he continues to serve. All Committee appointments are reconsidered annually.
(6)	On August 10, 2023, Mr. James R. Gillis was appointed to the Board, Audit Committee, Compensation Committee, and Governance Committee, and became Chairman of the Governance Committee which he remained until October 3, 2023. On September 1, 2023, he was appointed Chairman of the Compensation Committee which he remained until November 9, 2023. On October 4, 2023, he was appointed the Chairman of the Board. On August 12, 2025, Mr. Gillis left all of the Committees. On October 30, 2025, Mr. Gillis became Executive Chairman of the Board, and, remains in that position.

(7)	On October 1, 2023, Ms. Linda Houston was appointed to the Board, and on October 4, 2023, she was appointed to the Audit Committee, Compensation Committee, and Governance Committee, and was appointed Chairman of the Governance Committee (where she served as Chairman through August 12, 2025). On November 9, 2023, she was appointed the Chairman of the Compensation Committee, in which capacity she continues to serve. All Committee appointments are reconsidered annually.
(8)	On May 6, 2025, Mr. Panagiotis Lazaretos rejoined the Board filling the other Brown Board Seat following the request of Robert G. Brown under the CIC Agreement. On March 20, 2026, the Board temporarily increased the size of the Compensation Committee from three (3) to four (4) members and appointed Mr. Lazaretos to serve on that Committee. All Committee appointments are reconsidered annually.
(9)	On November 12, 2025, Mr. William Linnane was appointed as Chief Executive Officer of the Corporation and a Director, and continues as its President.

John Bode joined the Board of SGRP in October 2023 and currently is a member of the Audit Committee (and is its Chairman), the Compensation Committee, and the Governance Committee.  Mr. Bode was named Executive Vice President, Chief Financial Officer and Chief Transformation Officer of Postmedia Network Canada Corp. effective October 6, 2023.  Postmedia is a leading Canadian news media company. Additionally, Mr. Bode owns and operates a boutique strategic consultancy focused primarily on media. From 2018 to 2022, he was the EVP, Chief Operating Officer of Readerlink Distribution Services, LLC, which is the largest full-service distributor of books to retailers in North America.  From 2013 to 2015, he was the Chief Financial Officer of Tribune Publishing Company.  Mr. Bode began his career in 1996 as a CPA with BDO Seidman, LLP.  He currently serves multiple public, private and charitable boards including McClatchy, Zevra Pharmaceutical, Stewards, Inc., and Veterans Ventures.  Mr. Bode served on the board of Proficient Alpha Acquisition Corp. which ended when the acquisition of the Lion Group was completed in 2020.  He earned his degree in Accountancy from the University of Notre Dame.

James R. Brown, Sr. rejoined the Board on May 6, 2025, filling one of the two Brown Board Seats as the designee and the representative of Mr. Robert G. Brown (see Contractually Designated Seats, below). Mr. James R. Brown, Sr. is the brother of Mr. Robert G. Brown, and Mr. Robert G. Brown is an affiliate, related party and significant stockholder and one of the founders of SGRP. Mr. James R. Brown, Sr., first joined the Board of SGRP in January 2021 and retired from the Board and its Committees on January 25, 2022, in connection with the CIC Agreement (see Change of Control, Voting and Restricted Stock Agreement, below). Following his retirement from the SGRP Board, James R. Brown, Sr. contracted to be a paid advisor to the Corporation, which agreement expired the following year. He retired in 2015 from his position as Labor Counsel for the Public Massachusetts Community College System. James R. Brown Sr. received a BS in Finance and an MBA from Boston University. Mr. Brown received a JD from New England Law-Boston.

Tim Cook joined the Board of SGRP on August 12, 2025, filling the Bartels Board Seat as the designee and the representative of Mr. William H. Bartels (see Contractually Designated Seats, below). Mr. Cook currently is a member of the Audit Committee, the Compensation Committee, and the Governance Committee (and is its Chairman). As a manufacturing industry CEO, COO, and Board Member, Mr. Tim Cook has 30+ years of experience in creating organizational excellence. From 1983-1985, he was in the United States Marine Corps Reserves before being accepted to Officer Candidate School (1985-1987). From 1995-2002 Mr. Cook was the VP Sales & Marketing at Marlen International, and from 2002-2012, he was the VP of Sales |Marketing| Product Management at AMF Bakery Systems. From 2012-2016, Mr. Cook served as the COO and President of Shick Solutions where he spent four years preparing the company for a transition event and then led the sale of the company to Breteche Group. Beginning in 2017, he was in various leadership roles in a connected portfolio that concluded in 2022 with his last role in a successful tenure as President and CEO, leading the growth of LINXIS Group and orchestrating its sale to publicly traded, US industrial, Hillenbrand. Mr. Cook held the positions of Vice President of LINXIS Group and CEO of Shick Esteve, a manufacturer of automated processing systems for the industrial food industry. Partnering with private equity firm IK Partners, Mr. Cook developed and implemented global expansion strategies for the organization during this time. Mr. Cook serves on the advisory boards of WorkForge LLC, Henny Penny Corporation, and on the industry board of the American Bakers Association (ABA). Additionally, he works as an advisor to private equity firms on select transactions. He earned his Bachelors of Arts degree in History, with a focus on Asian Studies, from the University of Kansas.

James R. Gillis joined the Board of SGRP in August 2023, was appointed Chairman of the Board on October 4, 2023, and became Executive Chairman of the Board on October 30, 2025. Mr. Gillis is currently the CEO of Gillis & Associates, Inc., an M&A advisory firm that helps buyers and sellers in complex transactions.  From 1993 to 2011, he was the CEO of Source Interlink Companies, Inc.  From 1989 to 1993, Mr. Gillis was Managing Partner of Aders, Wilcox, Gillis Group, a global developer of trade relationships serving major brand marketers and retailers worldwide.  He currently serves on the boards of American Stock Transfer & Trust Company, LLC (AST), and TPx, and is an advisor to Siris Capital Group and Platinum Equity. Mr. Gillis has served on the boards and committees of multiple companies including Source Interlink, Park City Group, and Globe Communications.  He attended Nova University in Fort Lauderdale.

Linda Houston joined the Board of SGRP in October 2023 and currently is a member of the Audit Committee, the Compensation Committee (and is its Chairman), and the Governance Committee.  Ms. Houston is currently an Affiliate for Bates Consulting Group providing expert witness testimony on wealth management.  She is also a Consultant for LGH Consulting LLC, an independent consulting firm that consults wealth management teams and trust departments.  From 2011 to 2017, she was the Managing Director/Division Executive, and the Head of Global Wealth and Investment Management Diversity and Inclusion (D&I) Council for Bank of American/Merrill Lynch.  From 1999 to 2011, Ms. Houston held positions, also at Bank of America/Merrill Lynch, as New Jersey Regional Managing Director (2010-2011), National Marketing and Sales Manager (2008-2009) and Managing Director/Marketing Executive (1999-2008).  She serves on the board of Virginia National Bank, Florida Oceanographic, Community Foundation of Martin and St. Lucie Counties. Ms. Houston previously served on the board of Alvin Ailey Dance Company and Baruch College Zicklin School of Business.  Ms. Houston earned her Bachelors of Arts degree from Southern Illinois University.  She completed the Women's Executive Business Leadership Program at Harvard Business School and the Women's Executive Leadership Development Program at Keenan Flagler School of Business University of North Carolina.

Panagiotis Lazaretos re-joined the Board on May 6, 2025, filling the other Brown Board Seat as the designee and the representative of Mr. Robert G. Brown (see Contractually Designated Seats, below). Mr. Lazaretos first joined the SGRP Board on December 10, 2019, and retired from the Board and its Committees on January 25, 2022, in connection with the CIC Agreement (see Change of Control, Voting and Restricted Stock Agreement, below). Mr. Lazaretos served as a paid consultant to the Corporation following his retirement through July 31, 2023, pursuant to a Consulting Agreement with his company, Thenablers, Ltd. Mr. Lazaretos received a BS in Computer Science from the State University of New York.

William Linnane serves as the President, Chief Executive Officer, and a Director of SGRP. Mr. Linnane became President of SGRP on August 25, 2025, and became Chief Executive Officer and a Director on November 12, 2025. William joined SGRP in July 2021 as its Chief Strategy and Growth Officer, leading the company’s overall market performance. A transformative leader, William has a guiding hand in SPAR’s mergers and acquisitions, expansion of strategic capabilities, service offerings, revenue growth and a relentless focus on expanding SPAR’s market leadership across North America. With more than 15 years of senior leadership experience – and over 30 years in retail – William brings a deep understanding of the global retail and consumer goods landscape. He has successfully delivered shareholder value by leading strategic change, driving operational efficiencies, and growing the top line across different businesses and markets. He has held leadership roles in Tesco in the UK and Ireland, in Sears and Kmart in the U.S., and Eason & Son Ltd. in Europe. His career has spanned roles in merchandising, operations, category management, vendor relations, inventory optimization, marketing, data management, technology, strategy, finance, and M&A. Before joining SPAR, William served as CEO of Fortfield Capital Group, an advisory and investment firm focused on M&A, restructuring, and value creation for retail and business services clients. Earlier in his career, he led Tesco’s $5 billion+ Beverage, Candy, and Snacks division and served as President of Grocery, Drugstore, and Pharmacy businesses for Kmart. William holds an M.A. in Economics from Trinity College, University of Dublin, and is a qualified management accountant.

Executives and Officers of the Corporation

Set forth in the table below are the names, ages and offices held by all Executives and Officers of the Corporation as of December 31, 2025.

On August 25, 2025, Mr. Michael R. Matacunas resigned from the position of President, effective immediately to facilitate the promotion of William Linnane, and of his intention to retire and resign from the position of Chief Executive Officer on October 3, 2025. On August 25, 2025, Mr. William Linnane transitioned from his role as the Global Strategy & Growth Officer of the Corporation to the President of the Corporation. On October 3, 2025, Mr. William Linnane was appointed Interim Chief Executive Officer of the Corporation. On November 12, 2025, Mr. William Linnane was appointed as Chief Executive Officer of the Corporation and a Director while remaining its President.

On December 8, 2025, Steve Hennen succeeded Antonio Calisto Pato as Chief Financial Officer, Secretary and Treasurer.

For biographical information regarding William Linnane, See the Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc. (1) (2)
William Linnane (3) (4) (5) (6)	51	Chief Executive Officer, President and a Director
Steve Hennen (7)	54	Chief Financial Officer, Secretary and Treasurer

(1)

Under the Corporation's 2026 By-Laws and the resolutions of the Board, each of the named individuals have been designated as both an "Executive" and an "Officer" of the Corporation except as otherwise noted below. An Executive is generally an executive officer of the Corporation and part of its senior management.

(2)	Each named individual is an "at will" employee of the Corporation. See Potential Severance Payments upon a Change-In-Control and Termination, below.
(3)	On August 25, 2025, Mr. Michael R. Matacunas resigned from the position of President, effective immediately to facilitate the promotion of William Linnane, and of his intention to retire and resign from the position of Chief Executive Officer on October 3, 2025.
(4)	On August 25, 2025, Mr. William Linnane transitioned from his role as the Global Strategy & Growth Officer of the Corporation to the President of the Corporation.
(5)	On October 3, 2025, Mr. William Linnane was appointed Interim Chief Executive Officer of the Corporation.
(6)	On November 12, 2025, Mr. William Linnane was appointed as Chief Executive Officer of the Corporation and a Director while remaining its President.
(7)	On December 8, 2025, Steve Hennen succeeded Antonio Calisto Pato as Chief Financial Officer, Secretary and Treasurer.

Steve Hennen joined SGRP and became its Chief Financial Officer, Secretary and Treasurer on December 8, 2025. He brings more than 25 years of experience in finance and operational leadership, guiding companies through transformation, overseeing finance, accounting, treasury, business systems, human resources and risk management. His work has consistently focused on creating strategic clarity and strengthening organizational alignment. Most recently, Mr. Hennen served as President and Chief Financial Officer of Baker & Taylor LLC, a multi hundred-million-dollar annual revenue company, where he managed global finance and operations. His earlier leadership roles included Vice President of Finance and Accounting and Corporate Controller at Red Ventures, a well-known billion dollar plus digital marketing company where Mr. Hennen participated in significant accretive M&A activity, and supported the company’s data monetarization activity. Mr. Hennen also held CFO and senior leadership roles for DyStar, L.P./Color Solutions International, Boehme Filatex, Inc., and Technimark, Inc. He began his career with KPMG, LLP, advancing to Audit Manager, and earned a Bachelor of Science in Accounting from Marquette University in Milwaukee, Wisconsin.

CORPORATE GOVERNANCE

Board Structure, Leadership and Risk Oversight

The Board of Directors of the Corporation (the "Board") is responsible for overseeing the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (as described below), pursuant to the authority conferred by the Corporation's 2026 By-Laws, charters and policies and by applicable law. However, the Board's oversight of the Company's subsidiaries is indirect as each subsidiary has its separate directors. The Board's responsibilities include (without limitation) the appointment and oversight of the Company's Chief Executive Officer. The Board also provides oversight of risks that could affect the Company, both directly and through its committees with respect to the most significant risks facing the Company (including material operational or financial risks). Pursuant to their respective charters, the Board has established and delegated various oversight and other responsibilities to the Audit Committee, the Compensation Committee and the Governance Committee, as such committees are defined and more fully described below under the headings "Audit Committee", "Compensation Committee" and "Governance Committee".

The Board is comprised of Independent Directors and Super Independent Directors (See Board Size, Quorum and Voting, Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats, and 2026 By Laws, below) as well as Non-Independent Directors. The Governance Committee is generally responsible for (among other things) determining and recommending to the full Board whether a Director satisfies the applicable Nasdaq independence requirements and, if applicable, the more comprehensive super-independence requirements established in the 2026 By-Laws, although the Board has the authority to act and has acted on its own. The super-independence requirement establishes specific criteria to ensure a Director is not and has never been related to or an affiliate of any specific significant stockholder or any related party. The 2026 By-Laws (like its predecessors) establishes the Board position of Chairman of the Board, which the Board has currently made an executive position. The 2026 By-Laws (like its predecessors) also establishes the positions of Chief Executive Officer and President (who may be the same person) as well as the positions of Chief Financial Officer, Treasurer and Secretary, which the Board elects from time to time. Under the 2026 By-Laws, the Chairman and Chairman of any Committee must each be a Super Independent Director, but the Board has temporarily waived that requirement for the Governance Committee. The Board believes these definitions and criteria ensure a strong, experienced and independent Board to provide oversight on behalf of all stockholders.

To assist the Board and its Committees in their respective oversight roles, the Company's Chief Executive Officer brings members of the Company's management from various business or administrative areas into meetings of the Board or applicable Committee from time to time to make presentations, answer questions and provide insight to the members, including insights into areas of potential risk. Each Committee (and the Board acting as a whole, when applicable) endeavors to satisfy its responsibilities through: (i) its receipt and review of regular reports directly from officers responsible for oversight of particular risks within the Company; (ii) direct communications by the Committee or its Chairman with the Corporation's senior management; (iii) independent registered public accounting firm (in the case of the Audit Committee) and counsel respecting such matters and related risks; (iv) its executive sessions; (v) its reports (generally through its Chairman) to the full Board respecting the Committee's considerations; and (vi) if applicable, its recommendations to the Board and such actions regarding such matters and risks as deemed appropriate.

Risk oversight is conducted primarily through the Audit Committee, but also is conducted through the Compensation Committee or Governance Committee, as applicable, and the Board as a whole. The Audit Committee is responsible for overseeing the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company and regularly considers (among other things) financial, reporting, internal control, related party, cybersecurity, legal and other issues and related risks and uncertainties material to the Company. The Compensation Committee is responsible for overseeing the performance and compensation of the executives, director compensation and the other compensation, equity incentive, related policies, and material benefits of the Company. The Governance Committee is responsible for overseeing the finding, vetting and nomination of directors and committee members for the Board and senior executives for SGRP, and for overseeing the content and application of the Ethics Code, corporate documents and governance policies and practices, although the Board has the authority to act and may act and from time to time has acted on its own.

Each of the Committee Charters requires the Board to determine that each of its members satisfy applicable Nasdaq independence and other requirements for the respective Committee and be free from any relationship which may interfere with the exercise of his or her independent judgment as a member. The 2026 By-Laws also require that the Chairman of the Board, the Chairman of each Committee (although the Board temporarily waived this requirement for the Governance Committee) and at least two (2) members of each Committee be a Super Independent Director (See Board Size, Quorum and Voting, and Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence and Contractually Dedicated Seats, below).

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2025, the Board held twelve (12) meetings. Each incumbent Director is required to attend 75% of the board meetings. In 2025, all then current members attended at least 75% of the meetings.

Board Size, Quorum and Voting

Under the 2026 By-Laws, the current Board size was fixed at no fewer than five (5) and no more than seven (7) directors, and currently consists of seven (7) directors. Under the 2026 By-Laws, the Chairman and at least three (3) of the Board members must be Super Independent Directors (as defined therein), and the Chairman of each Committee (although the Board temporarily waived this requirement for the Governance Committee) and at least two (2) members of each Committee must be a Super Independent Director.  (See Director Independence and Contractually Dedicated Seats, below).

The Board size can only be changed from time to time by amending the 2026 By-Laws, which requires the approval of at least 70% of the directors then in office, including a majority of the Super Independent Directors.

Board meetings require an attendance quorum of at least 70% of its members, including a majority of the Super Independent Directors.

Under the 2026 By-Laws, except as noted below: each director is entitled to one (1) vote; and the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board except as otherwise provided in the 2026 By-Laws.

However, in the event the Board:

(i)

Includes two (2) Super Independent Directors and the Chief Executive Officer, the director with the least tenure on the Board who is not a Super Independent Director (other than the Chief Executive Officer) shall lose the right to vote on any matters that come before the Board;

(ii)

Includes one (1) Super Independent Director and the Chief Executive Officer, then two (2) of the then-serving directors who have the least tenure on the Board and are not Super Independent Directors (other than the Chief Executive Officer) shall lose the right to vote on any matters that come before the Board; or

(iii)

Includes no Super Independent Directors and the Chief Executive Officer, all of the then-serving directors who are not Super Independent Directors (other than the Chief Executive Officer) shall lose the right to vote on any matters that come before the Board.

In addition, Section 3.12 of the 2026 By-Laws requires that certain actions by the Board be approved by a super-majority of the Board consisting of at least 70% of the directors then in office, including a majority of the Super Independent Directors. Those super-majority actions include any amendment to the 2026 By-Laws, any Committee Charter, or SGRP's Ethics Code, and the issuance of more than 250,000 shares of SGRP's Common Stock or any right to acquire them (See Director Nominations: Experience, Integrity, Diversity and other Criteria and Director Independence, below).

Board Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities, and may delegate Board power and authority pursuant to charters approved by the Board. Under the 2026 By-Laws (see below), a "super majority" vote of at least 70% of all SGRP directors then in office, including a majority of the Super Independent Directors, is required for any new committee, change in any committee charter, or certain other actions (meaning any such Board action brought before a Board consisting of seven (7) directors can be blocked by any three (3) directors), and a majority of the Board of Directors then in office is required for the appointment to or removal of any director from any committee (meaning any such Board action brought before a Board consisting of seven (7) directors can be blocked by any four (4) directors). Currently, SGRP has three (3) permanent standing committees; the Audit Committee, the Compensation Committee, and the Governance Committee. An audit committee is required by Nasdaq, the SEC, and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors by Nasdaq Rules or SEC Rules.

Each of the Committee Charters requires the Board to determine that each of its members satisfy applicable Nasdaq requirements for such a Committee and be free from any relationship that would interfere with the exercise of his or her independent judgment as a member, and the 2026 By-Laws also require that at least two (2) of the members of each Committee be a Super Independent Director. (See Board Size, Quorum and Voting, above, and Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, and 2026 By-Laws, below).

The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), and the Governance Committee of the Board (the "Governance Committee"), as provided in the Corporation's 2026 By-Laws and their respective Committee Charters (See Limitation of Liability and Indemnification Matters, below).  Those Committees are each discussed below.

All Committee appointments are reconsidered annually.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company, the integrity of the Company's consolidated financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., dated (as of) August 12, 2020 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004, and amended on August 12, 2020.

The Audit Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and other applicable laws, which responsibilities are generally reflected in the Audit Charter. The Audit Charter has been modified from time to time to reflect and summarize the evolution of the Audit Committee's expanding responsibilities, the adoption of the Sarbanes-Oxley Act, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable laws pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. You can obtain and review a current copy of the Audit Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Audit Committee (among other things and as more fully provided in the Audit Charter) is tasked with the following:

(a)	Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(c)	Resolves disagreements between the Company's senior management and the Company's independent registered public accounting firm regarding financial reporting;

(d)	Communicates directly with the Company's independent registered public accounting firm;

(e)	Reviews and appraises the audit efforts of the Company's independent registered public accounting firm, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company's independent registered public accounting firm, the Company's financial and senior management and the Board;

(g)	Reviews and approves, in advance, all non-audit services to be performed by the Company's independent registered public accounting firm, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company's independent registered public accounting firm;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company's accounting controls, disclosure controls, risk management and similar policies, procedures and practices at all levels;

(k)	Reviews and approves the overall fairness to the Company of all material related-party transactions;

(l)	Reviews and oversees risks material to the Company, including those addressed in the Ethics Code and other internal codes, policies and guidelines, internal controls, and those respecting related party relationships, cybersecurity, legal and other issues and uncertainties (which the Audit Committee has been doing informally pending the amendment of the Audit Charter to specifically include this responsibility); and

(m)	May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Audit Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The 2026 By-Laws require that the Chairman and at least two (2) of the members of the Audit Committee be Super Independent Directors. As of December 31, 2025, the Audit Committee consisted of Mr. John Bode, its Chairman, Mr. Tim Cook, and Ms. Linda Houston. The Governance Committee has determined and the Board has confirmed that each of Mr. John Bode and Ms. Linda Houston: (i) satisfies the independence requirements for being an independent director generally and for Audit Committee members specifically under Nasdaq Rules and SEC Rules; (ii) satisfies the stricter requirements of the 2026 By-Laws for being a Super Independent Director; and (iii) qualifies to be a “financial expert” for the Audit Committee as required by Nasdaq Rules, SEC Rules and other applicable law. The Governance Committee also has determined and the Board also has confirmed that Mr. Tim Cook: (i) satisfies the independence requirements for being an independent director generally and for Audit Committee members specifically under Nasdaq Rules and SEC Rules; and (ii) qualifies to be a “financial expert” for the Audit Committee as required by Nasdaq Rules, SEC Rules and other applicable law. See Director Independence, below.

During the year ended December 31, 2025, the Audit Committee met six (6) times. All then current members attended at least 75% of the meetings.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities respecting the compensation of the Corporation's Named Executive Officers (See Compensation Table, below) and the other related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Amended and Restated Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., dated (as of) August 11, 2020 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004, and amended on August 11, 2020.

The Compensation Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act, and other applicable laws. The Compensation Charter was adopted to modify from time to time and to reflect and summarize the evolution of the Compensation Committee's informal responsibilities, the adoption of the Sarbanes-Oxley Act, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable laws pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. You can obtain and review a current copy of the Compensation Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter) is tasked with the following, although the approval or determination of the Board may be required to establish certain compensation, grant certain Awards, and to make certain amendments to the extent required by the Charter, Nasdaq Rules and applicable law, and the Board has the authority to act on such matters (without Compensation Committee recommendation) and has acted on its own:

(a)

Reviews the existing and proposed compensation plans, policies and practices of the Company (as required), and reviews and recommends any desirable changes or additions to any such plan, policy or practice (as required), all in order to: (i) attract and retain quality directors, executives and employees; (ii) provide total compensation competitive with similar companies; (iii) reward and reinforce the attainment of the Company's performance objectives; and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b)	Reviews the Company's existing and proposed Compensation Objectives from time to time, and makes recommendations to the Board respecting any changes therein (as required);

(c)	Reviews the performance of and establishment of the compensation for the Corporation's Named Executive Officers, and makes recommendations to the Board respecting any changes therein (as required);

(d)	Oversees the Company's equity awards, employee stock purchase plan and other benefit plans and severance policies, makes recommendations to the Board respecting any stock compensation plans (as required), and reviews and recommends (as required) or approves, as applicable, any necessary or desirable changes or additions to any such plan, policy or practice; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Compensation Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

As of December 31, 2025, the Compensation Committee consisted of Ms. Linda Houston, its Chairman, Mr. John Bode, and Mr. Tim Cook, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Compensation Committee members under Nasdaq Rules and SEC Rules. On March 20, 2026, the Board temporarily increased the size of the Compensation Committee to four (4) members and appointed Panagiotis Lazaretos to that Committee. The Compensation Committee and the Board have determined that Mr. Tim Cook, Mr. John Bode and Ms. Linda Houston each meets the independence requirements for Directors generally and for Compensation Committee members under Nasdaq Rules and SEC Rules, and that Mr. John Bode and Ms. Linda Houston each and satisfies the stricter requirements of the 2026 By-Laws to be a Super Independent Director.  See Board Size, Quorum and Voting, above, Director Independence and 2026 By-Laws, below.

During the year ended December 31, 2025, the Compensation Committee met four (4) times. All then current members attended at least 75% of the meetings.

Governance Committee

The Governance Committee assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Corporation. The specific functions and responsibilities of the Governance Committee are set forth in the written Amended Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) April 23, 2020 as amended through March 18, 2021 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004, and amended on March 18, 2021.

The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act, and other applicable laws. The Governance Charter has been modified from time to time to reflect and summarize the evolution of the Governance Committee's informal responsibilities, the adoption of the Sarbanes-Oxley Act, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable laws pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below), as well as the 2026 By-Laws of the Corporation and the other Committee Charters, annually and recommends any needed changes to the Board for approval. You can obtain and review a current copy of the Governance Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Governance Committee (among other things and as more fully provided in the Governance Charter) is tasked with the following, although the Board has the authority to act on such matters and has acted on its own:

(a)

Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board (but see Contractually Dedicated Seats, below);

(b)	Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval;

(c)

Oversees the Ethics Code and other internal codes, policies and guidelines and monitors the Corporation's enforcement of them and incorporation of them into the Corporation's culture and business practices; and

(d)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Governance Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The 2026 By-Laws require that the Chairman (which requirement the Board has temporarily waived) and at least two (2) of the members of the Governance Committee be Super Independent Directors. As of December 31, 2025, the Governance Committee consisted of Mr. Tim Cook, its Chairman, Mr. John Bode, and Ms. Linda Houston. On March 20, 2026, the Board temporarily increased the size of the Governance Committee to four (4) members and appointed James R. Brown, Sr. to that Committee. The Governance Committee and the Board have determined that Mr. Tim Cook, Mr. John Bode and Ms. Linda Houston each meets the independence requirements for Directors generally and for Governance Committee members under Nasdaq Rules and SEC Rules, and that Mr. John Bode and Ms. Linda Houston each and satisfies the stricter requirements of the 2026 By-Laws to be a Super Independent Director.  See Board Size, Quorum and Voting, above, Director Independence and 2026 By-Laws, below.

During the year ended December 31, 2025, the Governance Committee met three (3) times. All then current members attended at least 75% of the meetings.

Director Nominations: Experience, Integrity, Diversity and other Criteria

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated (as of) April 23, 2020 as Amended through March 18, 2021 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004, and amended on March 18, 2021. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Nomination Policy, applicable law and exchange rules require that a majority of the directors satisfy the independence requirements under the applicable Nasdaq Rules and SEC Rules and Delaware law. Each of the Committee charters requires the Board to determine that each of the members satisfy applicable Nasdaq requirements for such a Committee and be free from any relationship that would interfere with the exercise of his or her independent judgment as a member. The By- Laws also require that the Chairman of the Board, at least three (3) Board members and the Chairman and at least two (2) members of each Committee be a Super- Independent Director.  See Board Size, Quorum and Voting, above, Director Independence, Contractually Dedicated Seats, and 2026 By-Laws, below.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, the contribution to the diversity of perspectives in the Board and its Committees, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations. The Nomination Policy specifically recognizes the desirability of ethnic, racial, gender and geographic diversity for the Board but does not specify any metrics for evaluating potential candidates in that regard. However, the Governance Committee takes all relevant factors (including such diversity) into account when identifying and evaluating candidates for Board membership.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, and compliance with the Company's Ethics Code. You can obtain and review a current copy of this Ethics Code on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

Candidates for vacant positions on the Board may be suggested to the Governance Committee from time to time by its members or by officers or other directors of the Corporation. The Governance Committee from time to time also has used and may use recruiting firms to consider as director candidates. But see Contractually Dedicated Seats, below. The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election (See Contractually Dedicated Seats and Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

Each nominee for director was required to complete and submit a Directors' and Officers' Questionnaire as part of the process for making director nominations and preparation of this Proxy Statement.

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee or the Board to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law or exchange rules; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee or the Board will consider proposed nominees from any source, including those properly submitted by stockholders (See Contractually Dedicated Seats, and Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

At least three (3) of the seven (7) directors on the Board must be Super Independent Directors as defined in the 2026 By-Laws.  All of the non-Super Independent Director positions must be filled pursuant to contracts with SGRP.  See Director Independence and Contractually Dedicated Seats, below.

Director Independence

Nasdaq requires that at least a majority of the Board satisfy the general independence requirements for independent directors of the Board under Nasdaq Rules (which include that each is free from any relationship that would interfere with the exercise of his or her independent judgment as a member). The Board has determined that all members of the Board satisfy those general requirements other than Mr. William Linnane, SGRP's CEO (who is a non-independent director because he is a SGRP employee), Mr. James R. Brown, Sr., and Mr. Panagiotis Lazaretos (who were SGRP paid consultants following their previous Board retirements and who hold Brown Board Seats). In addition, Nasdaq Rules, SEC Rules, the Audit Committee Charter and the Compensation Committee Charter set higher independence standards for the Audit Committee and the Compensation Committee.

At least three (3) of the seven (7) directors on the Board must be Super Independent Directors as defined in the 2026 By-Laws, which is a higher degree of independence than required by Nasdaq.  Section 3.13 of the 2026 By-Laws defines a Super Independent Director as a person who satisfies all applicable independence requirements of Nasdaq and a set of stricter criteria defined within the By-Laws to ensure independence of the Board. See 2026 By-Laws, below.

The Board appointed to serve on the Board and its Committees Mr. James R. Gillis in August 2023, and Mr. John Bode and Ms. Linda Houston in October 2023, and the Board determined that each of them satisfies the independence requirements for the Audit Committee and the other Committees and the general independence requirements for independent directors of the Board under Nasdaq Rules, SEC Rules and the Committee Charters, that each of them has the financial acumen and is qualified to be the "financial expert" for the Audit Committee as required by Nasdaq Rules, SEC Rules and other applicable law, and that each of them is a Super Independent Director satisfying the stricter requirements of the 2026 By-Laws.

The Board appointed to serve on the Board and its Committees Mr. Tim Cook in August 2025, and the Board determined that he satisfies the general independence requirements for independent directors of the Board and the stricter independence requirements for the Audit Committee and the other Committees under Nasdaq Rules, SEC Rules and the Committee Charters, and that he has the financial acumen and is qualified to be the "financial expert" for the Audit Committee as required by Nasdaq Rules, SEC Rules and other applicable law.

These determinations are made by the Board (generally with the recommendation of the Governance Committee) based on the applicable facts and circumstances, including the disclosures in the prior Directors' and Officers' Questionnaires, and the requirements under Nasdaq Rules, SEC Rules, the Committee Charters and the 2026 By-Laws.

Contractually Dedicated Seats

The nominations for four (4) of the seven (7) Board seats must comply with and satisfy SGRP's contractual requirements (each a "Contractually Dedicated Seat"), and the nominations for the other three (3) of the seven (7) Board seats must each be a Super Independent Director under the 2026 By-Laws.

During the term of the CIC Agreement (which ends on January 25, 2027), Mr. Robert G. Brown has the right to recommend for nomination for election to the Board two (2) directors (the "Brown Board Seats"), which may include Mr. Robert G. Brown, and the CIC Agreement gives him the right to replace those directors from time to time; provided that the Brown Board Seats are limited to one (1) director when the Board has not less than four (4) nor more than six (6) members. Mr. Robert G. Brown previously requested that Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos be nominated for election as Directors, Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos were appointed to the Brown Board Seats on May 6, 2025, and were reelected to those seats on June 12, 2025 (which seats they continue to hold), and pursuant to his e-mail dated February 14, 2026, Mr. Robert G. Brown requested that Mr. James R. Brown, Sr., and Mr. Panagiotis Lazaretos be nominated for reelection as Directors. Mr. James R. Brown, Sr. and Mr. Panagiotis Lazaretos each signed the Director Resignation Letter required under the 2026 By-Laws. See Proposal 1, above, and Contractually Designated Seats, below.

During the term of the CIC Agreement (which ends on January 25, 2027), Mr. William H. Bartels has the right to recommend for nomination for election to the Board one (1) director (the "Bartels Board Seat"), which may include Mr. Bartels, and the CIC Agreement gives him the right to replace that director from time to time. On August 12, 2025, Mr. Bartels resigned from the Board. On the same date, Mr. Bartels recommended that the Board appoint, and the Board appointed, Mr. Tim Cook as director to fill the vacancy on the Bartels Board Seat (which seat he continues to hold). Pursuant to Mr. William H. Bartels’ rights under the CIC Agreement (see Change of Control, Voting and Restricted Stock Agreement, below), and pursuant to his e-mail dated February 17, 2026, Mr. Bartels requested that Mr. Tim Cook be nominated for reelection as a Director for the Bartels Board Seat. See Proposal 1, above, and Contractually Designated Seats, below.

The Corporation's previous Chief Executive Officer’s each were entitled pursuant to his or her agreement with the Corporation to have a seat on the Board as a director (the "CEO Board Seat") for so long as he or she held that office, which the Board could change with each change in SGRP's CEO (subject to their respective contractual rights). Although he is currently a Director and a nominee for reelection, Mr. William Linnane, the Corporation’s current Chief Executive Officer, does not have that contractual right and does not hold the CEO Board Seat.

The Brown Board Seats, the Bartels Board Seat, and the CEO Board Seat (if applicable) are each a Contractually Dedicated Seat subject to the applicable nomination rights of the applicable holder (the "Nominating Rights Holder"), which means Mr. Robert G. Brown in the case of the Brown Board Seats, Mr. William H. Bartels in the case of the Bartels Board Seat, and the Board in the case of a CEO having a contractual right to a CEO Board Seat.

Each Director, and each nominee for Contractually Dedicated Seats, has signed a letter agreement with SGRP resigning and retiring from the Board in the event (among other things) the applicable Nominating Rights Holder notifies SGRP in writing of the appointment of someone else to his or its Contractually Dedicated Seat.  See Resignation and Retirement Letter Agreement, in Proposal 1, above.

Resignation and Retirement Letter Agreement

As provided in the 2026 By-Laws pursuant to the Settlement (See 2026 By-Laws, below), each Director has signed and delivered to the Corporation an updated written irrevocable Resignation and Retirement Letter Agreement Under Sections 3.08 and 3.11 of the By-Laws (each a "Resignation Letter"), which has been approved by the Board and supersedes each earlier such letter agreement or form. The Resignation Letter constitutes an irrevocable resignation for purposes of DGCL Section 141(b).

Upon, the occurrence of any of the Departure Conditions (as defined and limited in the Resignation Letter), the affected Director shall be deemed to have immediately retired for all purposes (including all plans and other benefits, but excluding indemnification, and severance, contractual, legal and related rights).

The Departure Conditions (as defined and limited in the Resignation Letter) include (without limitation):

(i)	the occurrence of the next Annual Meeting of SGRP's stockholders if at such meeting either the affected Director is not a candidate or is not elected;

(ii)

the Board by at least 70% voting in favor determines in its discretion that the affected Director has not complied in any material respect with the Corporation's then applicable policies, codes, by-laws or charters or with Nasdaq, SEC or other applicable rules, regulations or law, which may be based (without any further inquiry) on any finding by Nasdaq, the SEC or any other competent authority;

(iii)	the Board by at least 70% voting in favor determines that the affected Director's performance is negatively impacting the performance of the Board; or

(iv)

if the affected Director is serving in a Contractually Dedicated Seat and the applicable Nominating Rights Holder in writing directs the affected Director's removal or designates someone else to serve as a director of the Corporation in one of his Contractually Dedicated Seats. See Contractually Dedicated Seats, above.

The affected Director's resignation and retirement in this letter agreement will not occur unless and until a successor has been duly elected or appointed and seated on the Board with the affected Director's resignation and retirement occurring concurrently with such appointment and seating (which may be subject to each affected Director’s resignation and retirement); provided, however, that if the affected Director is resigning and retiring due to the occurrence of either Departure Condition (ii) or (iii) above, then the affected Director's resignation and retirement is effective immediately following the Board's vote. Accordingly, that retirement for any Director (other than one nominated for a Contractually Dedicated Seat) if the required affirmative plurality vote for election is not attained. Accordingly, a plurality of the stockholders casting votes respecting any affected Director have the power to together vote "AGAINST" and effectively remove any affected Director by not electing such Director. See Contractually Dedicated Seats, above.

In his or her Resignation Letter, each Director has expressly reserved every claim or right under the 2026 By-Laws or any applicable agreement or rule, regulation or other law against SGRP or any related person, including (without limitation) any claim arising under or related to any Departure Condition.

2026 By-Laws

On January 22, 2026, the Board adopted and approved amendments to SGRP's then existing Amended 2022 By-Laws in connection with the entry into the CIC Agreement (the "Amendments", and as amended, the "2026 By-Laws") each to the extent permitted by applicable law. The Amendments include the following:

(i)	Section 2.07. Voting. Directors shall be chosen by a plurality of the votes cast, instead of a majority of the votes cast.

(ii)	Section 2.11(d). Stockholder Proposals and Nominations. If the presiding Officer of the Annual Meeting determines at the Annual Meeting, that a stockholder proposal was made in contravention of any agreement that such proponent may have with the Corporation, such Officer shall so declare at the Annual Meeting and any such proposal shall not be acted upon at the Annual Meeting, unless a court of competent jurisdiction makes a contrary determination before or after the Annual Meeting.

(iii)	Section 3.01. Number. The number of directors that shall constitute the whole Board shall be no fewer than five (5) and no more than seven (7), instead of set at seven (7) directors.

(iv)	Section 3.07. Action by Written Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if at least the Required Number consent in writing to the action, instead of all members of the Board consenting in writing.

(v)	Section 3.11. Director Re-election. This Section has been updated to reflect a change from majority to plurality vote to be consistent with the change to Section 2.07.

(vi)

Section 3.12. Supermajority Board Approval. The Board shall not take any action at a meeting unless five (5) business days prior notice was given to all directors stating the purpose thereof, instead of 20 business days prior notice.

(vii)

Section 4.02(c). Committee Charters, Powers, Etc. Five (5) business days prior notice shall not be required to amend a Committee Charter as is required to amend the By-Laws, instead of 20 business days prior notice.

(viii)	Section 4.06(a). Quorum, Manner of Participation and Voting. At each meeting of any Committee the presence of a majority of its members then serving in office shall be necessary and sufficient to constitute a quorum for the transaction of business, instead of the Required Number of its members, but not less than one-third of the entire Committee.

(ix)	Section 5.01. Positions, Election, Executives, Etc. This Section has been amended to modify and reflect certain of the descriptions that were previously in Sections 5.04 through 5.18, which predecessor sections have been removed.

(x)	Sections 1.03, 1.05, 1.06, 7.02, 7.03, 7.05, 7.07, 7.08, 9.03, and 9.04 have been removed, and those Section numbers have been left as placeholders and marked as RESERVED.

The 2026 By-Laws continue to require that each candidate for director sign a written irrevocable letter of resignation and retirement effective upon such person failing to be re-elected by the required stockholder vote.  See Resignation and Retirement Letter Agreement, in Proposal 1, above.

The foregoing description is only a summary of the Amendments and is qualified in its entirety by reference to a copy of 2026 By-Laws, which is incorporated by reference into the 2025 Annual Report as Exhibit 3.3 hereto. You can obtain and review a current copy of 2026 By-Laws on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

Significant Stockholder Governance Limitations

In consideration and as part of the CIC Agreement (which ends on January 25, 2027), the Majority Stockholders agreed that they and their affiliates will not directly or indirectly take any of the listed actions (the "Covered Matters") during the term of the CIC Agreement respecting their SGRP Shares (including voting, consents, proxies or other corporate actions), alone or in conjunction with other stockholders of the Corporation, unless any of the matters are the subject of a vote at a meeting of the Corporation's stockholders called by the Board. The term of the CIC Agreement and the restrictions respecting the Covered Matters end automatically on January 25, 2027.

The Covered Matters include taking or attempting any of the following:

(i)	Action by written stockholder consent;

(ii)	Submission of any stockholder proposals in advance of any annual or special stockholders meeting of the Corporation;

(iii)	Stockholder call for any special meetings of the Corporation's stockholders;

(iv)	Continuation or commencement of any legal claims against the Company;

(v)	Changing the size of the Board;

(vi)	Appointing or removing any director or officer of the Corporation, except as expressly permitted in the CIC Agreement;

(vii)	Amending the Corporation's Certificate of Incorporation or 2022 By-Laws (as amended); or

(viii)	Entering any agreement, arrangement or understanding (written or otherwise) with any other Person in an effort to take any action in furtherance of the foregoing.

The foregoing description is only a summary of the CIC Agreement and is qualified in its entirety by reference to a copy of the CIC Agreement, which is incorporated by reference into the 2025 Annual Report as Exhibit 10.24. The term of the CIC Agreement and the restrictions respecting the Covered Matters end automatically on January 25, 2027.

Limitation of Liability and Indemnification Matters

The Corporation's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Corporation as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL: (i) for any breach of their duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

The 2026 By-Laws (unchanged in this regard by the latest restatement) provide that the Corporation must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Corporation's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding against them in such capacity to the fullest extent permitted by DGCL. The 2026 By-Laws also provide that the Corporation must advance the expenses (including attorneys' fees) actually and reasonably incurred by any director in defending any such action, suit or proceeding in advance of its final disposition, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Corporation if such person is not entitled to indemnification. The 2026 By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Corporation in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the 2026 By-Laws (see above). You can obtain and review a current copy of the 2026 By-Laws on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

Section 145 of the DGCL provides that the Corporation (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Corporation or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if: (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; and (iii) in the case of any suit by or in the right of the Corporation in which the person is adjudged to be liable to the Corporation, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Corporation to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Corporation indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Company maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Company and the direct benefit of its directors and officers, regardless of whether the 2026 By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The 2026 By-Laws (and DGCL Section 145) expressly permit the Corporation to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

There is no pending action, suit or proceeding involving any director, officer, employee or agent of the Company in such capacity in which advancement or indemnification may be required or permitted.

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Governance Committee and Audit Committee and adopted by the Board, in accordance with Nasdaq Rules and SEC Rules. These codes of conduct (collectively, the "Ethics Code") consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Restated Ethical Code"); and (2) Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as adopted, restated, effective and dated May 1, 2004, and as further amended through March 10, 2011. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to oversee, review and approve internal codes (including the Ethics Code), policies and guidelines, internal controls, related party relationships (the overall fairness of all material related-party transactions), cybersecurity, legal and other issues and uncertainties material to the Company. You can obtain and review current copies of such code and policy on the Company's web site (www.sparinc.com), which are posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Ethics Code is intended to promote and reward honest, ethical, respectful and professional conduct by each director, executive, officer, employee, consultant and other representative of any of SGRP and its subsidiaries (together with SGRP, the "Company") and each other Covered Person (as defined in the Ethics Code) in his or her position with the Company anywhere in the world, including (among other things) serving each customer, dealing with each vendor and treating each other with integrity and respect, and behaving honestly, ethically and professionally with each customer, each vendor, each other and the Company. Article II of the Ethics Code specifically prohibits various forms of self-dealing (including dealing with relatives) and collusion and Article V of the Ethics Code generally prohibits each "Covered Person" (including SGRP's officers and directors) from using or disclosing the Confidential Information of the Company or any of its customers or vendors, seeking or accepting anything of value from any competitor, customer, vendor, or other person relating to doing business with the Company, or engaging in any business activity that conflicts with his or her duties to the Company, and directs each "Covered Person" to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any "Approved Activity" (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any competitor, customer or vendor of the Company other than pursuant to any Approved Activity.  Approved Activities include (among other things) any contract with an affiliated person (each an "Approved Affiliate Contract") or anything else disclosed to and approved by SGRP's Audit Committee, as well as the ownership, board, executive and other positions held in and services and other contributions to affiliates of SGRP and its subsidiaries by certain directors, officers or employees of SGRP, any of its subsidiaries or any of their respective family members. The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in Part I Sections 2, 3, 11 and 12 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in Part IV Section 15 of the Audit Committee's Charter.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Executive Compensation Summary

Summary Compensation Table

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2025 and 2024 (but See - Transactions with Related Persons, Promoters and Certain Control Persons, below), by: (i) the Corporation's Chief Executive Officer; and (ii) each of the other persons named below, which include the two (2) most highly compensated Executives or other Officers of the Company. "Named Executive Officers" shall mean each of the individuals listed below. The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

On August 25, 2025, Mr. Michael R. Matacunas resigned from the position of President, effective immediately to facilitate the promotion of William Linnane, and of his intention to retire and resign from the position of Chief Executive Officer on October 3, 2025. On August 25, 2025, Mr. William Linnane transitioned from his role as the Global Strategy & Growth Officer of the Corporation to the President of the Corporation. On October 3, 2025, Mr. William Linnane was appointed Interim Chief Executive Officer of the Corporation. On November 12, 2025, Mr. William Linnane was appointed as Chief Executive Officer of the Corporation and a Director while remaining its President.

On December 8, 2025, Steve Hennen succeeded Antonio Calisto Pato as Chief Financial Officer, Secretary and Treasurer. For biographical information regarding William Linnane, See the Board of Directors of the Corporation, above.

Name and Principal Positions	Year	Salary ($)	Bonus ($) (1)	Option and RSU Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
William Linnane (5) (9) (10) Chief Executive Officer, President and Director / Global Strategy & Growth Officer	2025	373,268	569,511	0	4,800	947,579
Global Strategy & Growth Officer	2024	340,000	310,430	0	4,800	655,230

Michael R. Matacunas (4) (8)	2025	626,876	805,885	112,500	2,003,600	3,548,861
Chief Executive Officer, President and Director	2024	700,000	1,462,800	173,529	4,800	2,341,129

Steve Hennen (11)	2025	15,625	50,000	0	0	65,625
Chief Financial Officer, Secretary and Treasurer	2024	N/A	N/A	N/A	N/A	N/A

Antonio Calisto Pato (11)	2025	350,000	188,309	0	4,800	543,109
Chief Financial Officer, Treasurer and Secretary	2024	342,708	288,244	0	4,800	635,752

Kori Belzer (6)	2025	775,375	669,947	0	3,200	1,448,522
Global Chief Operating Officer	2024	350,000	319,797	61,709	4,800	736,306

Ron Lutz (7)	2025	588,452	567,769	0	3,200	1,159,421
Global Chief Commercial Officer	2024	340,000	314,765	0	4,800	659,565

(1)	These are the cash bonuses paid in the referenced year (2025 or 2024) respecting performance in the preceding year. Cash bonuses include payments under phantom stock awards. See 2025 and 2024 Deferred Compensation Agreements, below.
(2)	These are not cash amounts actually paid to or received by the Named Executive or Officer. These are the amounts included in and reported as part of the Named Executive Officer's taxable income for the referenced year respecting his or her restricted stock unit vesting or stock option exercises, which also are "compensation expenses" recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718- 10, which may include the vesting of restricted stock units or the exercise of stock option awards. In addition, these amounts may not include the fair values for any equity awards used and included in the Chief Executive Office (PEO) Pay Versus Performance Table, below.
(3)	"Other Compensation" primarily represents all applicable severance as well as any other applicable allowances for automobiles, cell phone and internet service.
(4)	On August 25, 2025, Mr. Michael R. Matacunas resigned from the position of President, effective immediately to facilitate the promotion of William Linnane, and of his intention to retire and resign from the position of Chief Executive Officer on October 3, 2025.
(5)	On August 25, 2025, Mr. William Linnane transitioned from his role as the Global Strategy & Growth Officer of the Corporation to the President of the Corporation.
(6)	On August 29, 2025, Ms. Kori Belzer retired from the Corporation. Ms. Belzer’s "Salary" and "Bonus" include her total severance compensation for 2025 of $871,405 (see Potential Severance Payments upon a Change-In-Control and Termination, below).
(7)	On August 29, 2025, Mr. Ron Lutz retired from the Corporation. Thereafter he served as a Consultant through December 12, 2025. His compensation does not include any of his payments as a Consultant. Mr. Lutz’s "Salary" and "Bonus" include his total severance compensation for 2025 of $588,258 (see Potential Severance Payments upon a Change-In-Control and Termination, below).
(8)	On October 3, 2025, Mr. Michael R. Matacunas retired from the Corporation. "All Other Compensation" in the above table includes the retention bonus paid to him through such date of $2,000,000 in lieu of severance (see Potential Severance Payments upon a Change-In-Control and Termination, below).
(9)	On October 3, 2025, Mr. William Linnane was appointed Interim Chief Executive Officer of the Corporation. In connection with such appointment, the Corporation paid him a special one-time bonus in the gross amount of $250,000.00 (less any required taxes and other withholdings) for the purpose for buying shares of stock of the Corporation on the open-market (with such purchases to be made in compliance with the Corporation’s insider trading policy requirements), and in 2025, Mr. Linnane completed the contemplated acquisition of SGRP Shares privately purchased from SGRP (see Potential Severance Payments upon a Change-In-Control and Termination, below).
(10)	On November 12, 2025, Mr. William Linnane was appointed Chief Executive Officer of the Corporation and a Director.
(11)	On December 8, 2025, Steve Hennen succeeded Antonio Calisto Pato as Chief Financial Officer, Secretary and Treasurer. Mr. Calisto Pato’s compensation does not include any of his severance payments (see Potential Severance Payments upon a Change-In-Control and Termination, below).

Narrative to Summary Compensation Table

Compensation Elements

As indicated in the Summary Compensation Table above, in addition to base salary, we provide the following compensation and benefits to the Corporation's Named Executive Officers:

●

Cash Bonuses. Annually, the Company enters into bonus plans with key management and administrators based on specified goals. The bonuses noted in the above table that were paid in 2025 were in fact earned in 2024; and the bonuses noted in the above table that were paid in 2024 were in fact earned in 2023.

●

Stock and Cash Awards. The Corporation from time to time grants the Corporation's Named Executive Officers: (i) awards of restricted stock units ("RSUs"), which on vesting are payable in stock or cash (at the Corporation's option); or (ii) when RSUs are not available under a stockholder approved plan, awards of phantom stock units ("PSUs"), which on vesting are payable only in cash. RSUs and PSUs are granted using the fair market value on the date of grant and vest either over one year or three years from the date of grant, provided that the recipient remains employed through the vesting date. However, the Corporation may choose to grant awards of PSUs even when RSUs are available. See 2025 and 2024 Deferred Compensation Agreements, below.

●

Retirement Benefits. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is a tax-qualified defined contribution plan that is available to all of its eligible employees, including the Corporation's Named Executive Officers. Although it is not required to do so, the Corporation makes discretionary contributions to plan participants from time to time. The Corporation contributed to that plan in 2024 and 2025, which contributions were shared proportionally by all the participants in the plan. The amounts that the Corporation contributed to each of the Corporation's Named Executive Officers is included in the "All Other Compensation" column above. The Corporation does not maintain any defined benefit pension plans, supplemental retirement plans, or non-qualified deferred compensation plans.

●

Other Benefits and Perquisites. Other than providing negotiated severances (if applicable) car allowances and paying for life and long-term disability benefits, each as described in footnote (2) to the Summary Compensation Table above, the Corporation does not provide any perquisites or other benefits to the Corporation's Named Executive Officers. The Corporation provides standard healthcare benefits to its eligible employees, including the Corporation's Named Executive Officers.

Chief Executive Officer (PEO) Pay Versus Performance Table

Year	Summary Compensation Table Total for William Linnane (1) (4)	Summary Compensation Table Total for Michael R. Matacunas (1) (3)	Summary Compensation Table Total for Kori G. Belzer (1) (2)	Compensation Actually Paid to William Linnane (1) (4)	Compensation Actually Paid to Michael R. Matacunas (1) (3)	Compensation Actually Paid to Kori G. Belzer (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1) (5)	Average Compensation Actually Paid to Non-PEO NEOs (1) (5)	Total Shareholder Return (6)	Company’s Net Income
2025	$947,579	$3,536,362	N/A	$947,579	$3,499,719	N/A	$1,378,576	$1,378,576	60.77	$(24,626,000)
2024	N/A	$2,264,877	N/A	N/A	$2,352,967	N/A	$582,361	$581,923	157.72	$(3,150,000)
2023	N/A	$1,164,551	N/A	N/A	$1,138,570	N/A	$491,586	$455,600	87.83	$4,776,000
2022	N/A	$612,613	N/A	N/A	$749,718	N/A	$415,344	$384,882	113.04	$2,126,000
2021	N/A	$304,086	$60,112	N/A	$722,932	$50,878	$348,448	$324,647	106.96	$2,000,000

(1)	Amount includes non-cash compensation respecting certain stock-based awards adjusted for changes in equity award values.
(2)	Ms. Kori Belzer was acting Chief Executive Officer of SGRP through February, 2021.
(3)	Mr. Michael R. Matacunas was acting Chief Executive Officer of SGRP from February 22, 2021 to October 3, 2025.
(4)	Mr. William Linnane became Chief Executive Officer of SGRP on November 12, 2025.
(5)	The dollar amounts reported in column (f) represent the average of the amounts reported for the Corporation’s Named Executive Officers (NEOs) as a group (other than the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) this average was computed using a total of four (4) NEOs for 2025, which were Ms. Kori Belzer (8 months), Mr. Antonio Calisto Pato (11 months), Mr. Steve Hennen (1 month), Mr. William Linnane (10.5 months), and Mr. Ron Lutz (8 months), (CFO’s Mr. Hennen and Mr. Calisto Pato did not overlap); (ii) for 2024, which were Ms. Kori Belzer, Mr. Antonio Calisto Pato, Mr. William Linnane, and Mr. Ron Lutz; (iii) for 2023, which were Ms. Kori Belzer, Mr. Antonio Calisto Pato (10 months), Ms. Fay DeVriese (1 month), Mr. William Linnane and Mr. Ron Lutz, (CFO’s Mr. Calisto Pato and Ms. DeVriese did not overlap); (iv) for 2022, Ms. Kori Belzer, Ms. Fay DeVriese, Mr. William Linnane and Mr. Ron Lutz; and (v) for 2021, Ms. Kori Belzer (10 months), Mr. Steven J. Adolph (4 months), Ms. Fay DeVriese, Mr. William Linnane (6.5 months), Mr. Ron Lutz (6.5 months) and Mr. Gerard Marrone (5.5 months).
(6)	Reflects the cumulative shareholder return over relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in the Company's common shares at a price per share equal to the closing price of the Company's common stock on the last day trading day before the commencement of the earliest applicable fiscal year and the measurement end point of the closing price of the Company's common stock on the last trading day in the applicable fiscal year. The closing price of the Company's common stock on the last business day of 2021, 2022, 2023, 2024, and 2025 was respectively, $1.23, $1.30, $1.01, $1.94, and $0.79 per share.

Potential Severance Payments upon a Change-In-Control and Termination

Historically, in order to retain and motivate certain highly qualified executives in the event of a "Change-in-Control", the Corporation from time to time entered into separate Change of Control Severance Agreements (each a "COCSA") with certain prior executives that provided for specified lump sum severance payments following the occurrence of certain adverse employment events. Those executives included Messrs. Michael R. Matacunas, Antonio Calisto Pato, William Linnane, Ron Lutz and Ms. Kori Belzer. As noted above, Messrs. Matacunas and Calisto Pato have left the Company, Mr. Ron Lutz and Ms. Kori Belzer retired from the Corporation concurrently therewith, Mr. William Linnane was promoted to President and CEO of the Corporation in connection therewith, and each of those COCSA’s was terminated pursuant to their respective agreements upon departure, retirement or promotion as applicable and described below.

Mr. Michael R. Matacunas entered into a Transition Agreement dated August 25, 2025 ("Transition Agreement"), in connection with his departure. In addition to providing for his departure and provision of certain transition services. Mr. Matacunas’ Transition Agreement provided that (among other things) the Corporation will pay him a total retention bonus of $2,000,000 in lieu of severance (see Summary Compensation Table, above), and would continue to indemnify him and provide him with director and officer liability insurance in lieu of all other severance and benefits. The negotiated $2,000,000 retention bonus was approximately one third less than the severance that would have been payable under his COCSA. Mr. Matacunas’ Transition Agreement also provides that in exchange for the benefits under his Transition Agreement, SGRP and Mr. Matacunas agreed that his vested stock options would continue for the shorter of three (3) years or their remaining terms and his RSUs would immediately accelerate and be settled in accordance with their terms, and Mr. Matacunas agreed with SGRP to cancel his COCSA and all other prior agreements.

Mr. Antonio Calisto Pato entered into a Severance Agreement dated December 12, 2025 ("Severance Agreement"), in connection with his departure. In addition to providing for his departure and provision of certain transition services. Mr. Calisto Pato’s Severance Agreement provided that (among other things) the Corporation will pay him an aggregate negotiated severance payment of $350,000 in installments, which was equal to his annual salary and one third less than would have been payable under his COCSA. The three (3) severance installments were payable as follows: $150,000 payable after seven-day revocation period (which was not paid in 2025 and is not included in the Summary Compensation Table above); $200,000 is payable in 2026. See Summary Compensation Table, above. Mr. Calisto Pato’s Severance Agreement also provides that in exchange for the benefits provided to him under his Severance Agreement, Mr. Calisto Pato’s Severance Agreement also provides him with indemnification, director and officer liability insurance, and Mr. Calisto Pato agreed with SGRP to cancel his COCSA and all other prior agreements.

Ms. Kori Belzer entered into a Departure Agreement dated August 25, 2025 ("Departure Agreement"), in connection with her departure. In addition to providing for her departure. Ms. Belzer Departure Agreement provided that (among other things) the Corporation will pay her a total severance payment of $871,405 in accordance with her Departure Agreement (see Summary Compensation Table, above), which is consistent with the amount that would have been payable for severance and her phantom stock under her COCSA. In exchange for the benefits provided to her under her Departure Agreement, SGRP and Ms. Belzer agreed that her phantom stock units would immediately accelerate and be settled (which settlement amount is included in the preceding severance amount), and provides her with indemnification, director and officer liability insurance, and Ms. Belzer agreed with SGRP to cancel her COCSA and all other prior agreements.

Mr. Ron Lutz entered into a Departure Agreement dated August 25, 2025 ("Departure Agreement"), in connection with his departure. In addition to providing for his departure. Mr. Lutz’s Departure Agreement provided that (among other things) the Corporation will pay him a total severance payment of $588,258 in accordance with his Departure Agreement (see Summary Compensation Table, above), which is consistent with the amount that would have been payable for severance and his phantom stock under his COCSA. In exchange for the benefits provided to him under his Departure Agreement, SGRP and Mr. Lutz agreed that his phantom stock units would immediately accelerate and be settled (which settlement amount is included in the preceding severance amount), and provides him with indemnification, director and officer liability insurance, and Mr. Lutz agreed with SGRP to cancel his COCSA and all other prior agreements. In connection with his departure, Mr. Lutz and SGRP also entered into an at-will Consulting Services Agreement dated as of August 25, 2025, and effective as of September 8, 2025, pursuant to which Mr. Lutz would perform services from time to time at the request of SGRP in return for compensation of $15,000 per month. This Consulting Services Agreement was terminated by the parties effective December 12, 2025.

On August 25, 2025, Mr. William Linnane entered into a new at-will Employment Agreement with SGRP ("Employment Agreement"), pursuant to which he became President and CEO of the Corporation. Mr. Linnane’s Employment Agreement provided that his position as CEO was temporary until made permanent by the Board, which occurred on November 12, 2025. Mr. Linnane’s Employment Agreement provides for an annual salary of $415,000 increasing to $495,000 once his position as CEO has been made permanent under the Employment Agreement. The Employment Agreement states that within seven (7) days of the date he becomes interim CEO, the Corporation shall pay him a special one-time bonus in the gross amount of $250,000.00 (less any required taxes and other withholdings) for the purpose for buying shares of stock of the Corporation on the open-market (with such purchases to be made in compliance with the Corporation’s insider trading policy requirements), and in 2025, Mr. Linnane completed the contemplated acquisition of SGRP Shares privately purchased from SGRP. See Summary Compensation Table, above. Mr. Linnane’s Employment Agreement also provides him with indemnification, director and officer liability insurance, and Mr. Linnane agreed with SGRP to cancel his COCSA and all other prior agreements.

Mr. Linnane’s Employment Agreement provides that he will receive a lump sum severance payment if his employment is Terminated either by the Corporation without Cause or by the Executive for Good Reason (as such terms are defined in his Employment Agreement). "Good Reason" includes certain changes in base salary, authority, titles or duties, status or reduction plan. The Employment Agreement has a term of 36 months and does not automatically extend. Mr. Linnane’s Employment Agreement severance payment would be equal to the sum of one year of his base salary plus the average bonus paid to Mr. Linnane in the preceding two (2) years as well as the vesting and continuation of certain benefits.

On December 8, 2025, Mr. Steve Hennen entered into an at-will Employment Agreement with SGRP ("Employment Agreement"), pursuant to which he became Chief Financial Officer of the Corporation, and he has since become Secretary and Treasurer of the Corporation. Pursuant to his Employment Agreement, Mr. Hennen will receive a base salary of $375,000 per year and be eligible to participate in the SGRP bonus plans in 2026 and each year forward, with a performance bonus plan of up to 60% of his base salary. Mr. Hennen’s Employment Agreement provides that he will receive a lump sum severance payment if his employment is Terminated either by the Corporation without Cause or by the Executive for Good Reason (as such terms are defined in his Employment Agreement). "Good Reason" includes certain changes in base salary, authority, titles or duties, status or responsibilities. The Employment Agreement has a term of 36 months and does not automatically extend. Mr. Hennen’s Employment Agreement severance payment would be equal to the sum of one year of his base salary plus the average bonus paid to Mr. Hennen in the preceding two (2) years as well as the vesting and continuation of certain benefits.

2025, 2024, 2023 and 2022 Deferred Compensation Agreements

The Corporation prepared a 2022 Stock Compensation Plan that would have included Awards for NQSOs and RSUs (as defined below), but that plan was never submitted to its shareholders for approval. However, the Board had previously approved, for certain key executives, incentive stock-based awards for 2023 and 2022 using RSUs or cash. Since there were no plan based RSUs available, those executives instead received deferred compensation in the form of Phantom Stock Units ("PSUs"), which correspond to an equal number of shares of the Corporation's Common Stock ("SGRP Shares"). The number of PSUs received equals the dollar value of the incentive award divided by the per share market price of SGRP shares on the date of award. Each PSU represents the right of the grantee to receive cash payments based on the fair market value of SGRP Shares at the time of vesting, but not to receive SGRP Shares themselves. The number of the Grantee's PSUs will be automatically adjusted to reflect the specified events respecting the SGRP Shares as provided in the applicable Phantom Stock Agreement. The PSUs do not possess the rights of common stockholders of the Corporation, including any voting or dividend rights, and cannot be exercised or traded for SGRP Shares. Due to the cash settlement feature, the PSUs are classified as liabilities in accrued expenses and other current liabilities and other long-term liabilities in the consolidated balance sheet.

Effective as of March 24, 2022 (the "2022 Grant Date"), the Corporation issued an award of 111,111 PSUs to each of its Executives: Kori G. Belzer; William Linnane; and Ron Lutz. Vesting was scheduled to occur in three tranches of one-third each over the three (3) year period following the 2022 Grant Date, provided that: (i) the Grantee is an employee of the Company at the time; and (ii) the Corporation achieved 90% of the agreed upon financial target for 2022. As of December 31, 2023, the Company had determined that the 2022 performance target had not been met and the first tranche of those PSUs did not vest. The Board approved in October 2023 that the second and third tranches of those PSUs were to respectively vest on the second and third anniversary of the 2022 Grant Date with no additional vesting criteria.

Effective as of April 3, 2023 (the "2023 Grant Date"), the Corporation granted an award of 181,818 PSUs to each its Executives: Kori G. Belzer; William Linnane; and Ron Lutz. None of those PSUs were vested as of the 2023 Grant Date. The PSUs granted and issued to each such Grantee were scheduled to vest over the three-year period following the Grant Date provided that the Grantees were an employee of the Company on the applicable vesting date; and the first tranche of those PSUs was to have vested upon the achievement by the Company of 70% or greater of the budgeted 2023 Global EBIT. If the first-year criteria was achieved, the second and third tranches were to respectively vest on the second and third anniversary of the 2023 Grant Date with no additional vesting criteria. As of March 31, 2024, the Company determined that the 2023 performance target had been met, the first tranche of those PSUs had vested, and the second and third tranches of those PSUs were to respectively vest on the second and third anniversary of the 2023 Grant Date with no additional vesting criteria.

The PSUs granted to Ms. Belzer and Mr. Lutz vested and settled upon their departures and were included in the calculation of their severance payments (see Potential Severance Payments upon a Change-In-Control and Termination, above).

Effective as of the 2023 Grant Date, the Corporation also granted an award of 378,788 PSUs to Michael R. Matacunas, the Chief Executive Officer and President of the Corporation. None of those PSUs were vested as of the 2023 Grant Date. All of the PSUs granted and issued to him were scheduled to vest over a one-year period following the 2023 Grant Date provided that the Grantee was an employee of the Company on April 3, 2024, upon the achievement by the Company of 70% or greater of the budgeted 2023 Global EBIT. As of March 31, 2024, the Company had determined that the 2023 performance target had been met, and all of those PSUs have vested.

Effective as of the 2023 Grant Date, the Corporation also granted an award of 75,758 PSUs to Antonio Calisto Pato, the Chief Financial Officer, Secretary and Treasurer of the Corporation. None of those PSUs were vested as of the 2023 Grant Date. All of the PSUs granted and issued to him were scheduled to vest over the one-year period following the 2023 Grant Date provided that the Grantee was an employee of the Company on April 3, 2024, upon the achievement by the Company of 70% or greater of the budgeted 2023 Global EBIT. As of March 31, 2024, the Company had determined that the 2023 performance target had been met, and all of those PSUs have vested.

The Corporation did not grant any PSU awards in 2024.

The Corporation did not grant any PSU awards in 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock options and certain related information for each Named Executive Officer outstanding as of December 31, 2025.

Outstanding Stock Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable at 12/31/25 (#)	Number of Securities Underlying Unexercised Options Not Exercisable at 12/31/25 (#)	Option Exercise Price ($)	Option Expiration Date
Kori Belzer	--	0	0	$ 0	--
Antonio Calisto Pato	--	0	0	$ 0	--
Steve Hennen	--	0	0	$ 0	--
William Linnane	--	0	0	$ 0	--
Ron Lutz	--	0	0	$ 0	--
Michael R. Matacunas (1)	02/22/21	630,000	0	$ 1.90	10/03/28

(1)	Pursuant to him Transition Agreement, Mr. Matacunas agreed that his vested stock options would continue for the shorter of three (3) years or their remaining terms (which were originally set to expire on 02/22/31) and his RSUs would immediately accelerate and be settled in accordance with their terms (see Potential Severance Payments upon a Change-In-Control and Termination, above).

Compensation of Directors

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Executive Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2025. The Corporation has not given restricted stock unit awards to its directors and does not have pension plans or non-qualified deferred compensation plans for its directors, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	RSU and Option Awards ($)(1)	All Other Compensation ($)	Total ($)
William H. Bartels (2)	2025	$97,500	$0	$30,000	$127,500
John Bode (3)	2025	$140,000	$0	$0	$140,000
James R. Brown, Sr. (4)	2025	$85,094	$0	$0	$85,094
Tim Cook (5)	2025	$52,885	$0	$0	$52,885
James R. Gillis (6)	2025	$165,000	$0	$525,000	$690,000
Linda Houston (7)	2025	$142,155	$0	$0	$142,155
Panagiotis Lazaretos (8)	2025	$85,094	$0	$0	$85,094

(1)

These are not amounts actually paid to or received by the named director. These are "compensation expenses" for restricted stock unit or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC- 718-10.

(2)	Mr. William H. Bartels resigned from the Board as of August 12, 2025. Mr. Bartels became a Consultant to SGRP after his retirement, and his other compensation consists of his consulting fees.
(3)	John Bode joined the Board on October 1, 2023.
(4)	Mr. James R. Brown, Sr. rejoined the Board on May 6, 2025 filling one of the two Brown Board Seats.
(5)	Mr. Tim Cook joined the Board on August 12, 2025 filling the Bartels Board Seat.
(6)

On June 27, 2025, counsel advised that the Corporation did not have a sufficient amount available under its effective equity incentive plans to make grants of SGRP shares to its Chairman, Mr. James R. Gillis, and in lieu of share grants, the Audit Committee and Board awarded to Mr. Gillis a cash bonus payment of $525,000 for the purpose of acquiring SGRP shares, which the Corporation paid on July 1, 2025. Due to blackout and other constraints on purchases by him in the market, Mr. Gillis was given the right to acquire SGRP shares directly from the Corporation following SGRP’s appropriate registration of such transaction with the SEC, which purchase would be made as of the date that he specified in his exercise and priced at the current market price on purchase. The Corporation did not make that registration within the contemplated 10 business day period and has not yet made that registration; and accordingly no such election to purchase has been made or can be made currently by Mr. Gillis.

(7)	Ms. Linda Houston joined the Board on October 1, 2023.
(8)	Mr. Panagiotis Lazaretos rejoined the Board on May 6, 2025 fill the other Brown Board Seat.

Discussion of Directors' Compensation

The Compensation Committee recommends to the Board and the Board approves the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside (i.e., non-employee) Directors ("NED"), as approved and amended by the Board from time to time (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives. The Directors Compensation Plan was last modified and approved by the Board on April 11, 2023, effective April 1, 2023.

Under the current Directors Compensation Plan: (a) each NED is entitled to receive annual director's fees of $130,000; (b) the Corporation's Chairman is entitled to receive $35,000 annually in addition to such NED annual fee (for a total annual fee of $165,000 per annum); and (c) in addition to such NED annual fee, each applicable Committee Chairman is entitled to receive for chairing the applicable Committee: (i) an additional $10,000 per annum fee in the case of the Audit Committee; and (ii) an additional $7,500 per annum fee in the case of the Chairman of each of the Governance and Compensation Committees.

All Directors' Fees are payable quarterly in cash, but the Board may decide to pay a portion of the annual director's fees if and when RSUs become available under a stockholder-approved Stock Compensation Plan.

Independent Directors will be reimbursed for all reasonable documented expenses incurred during the course of their duties.

There is no additional compensation for committee participation, phone meetings, or other Board activities.

COMPENSATION PLANS

Inducement Stock Based Award Summary

On February 27, 2023, as an inducement to Mr. Antonio Calisto Pato to become the Corporation's Chief Financial Officer, the Corporation granted to Mr. Calisto Pato an RSU Award having a fair market value of $150,000 to be granted on the last trading day at the end of the week following the beginning of his employment and vesting in one (1) year. On March 10, 2024, the RSUs vested. On April 9, 2024, SGRP elected to issue Common Stock in a letter to Mr. Calisto Pato, giving rise to Mr. Calisto Pato’s right to receive such Common Stock but no exercise price or other payment for such shares was required. On December 8, 2025, Mr. Calisto Pato left his position as the Corporation’s Chief Financial Officer.

On February 22, 2021, Mr. Michael R. Matacunas received an inducement award for RSUs approved by SGRP's Board of Directors that provides for the issuance of $100,000 of RSUs respecting shares in SGRP’s Common Stock for a period of 10 years, which are issuable on May 15 of each year.

Under the RSU inducement award, on May 15, 2022, Mr. Matacunas received a new issuance of RSUs for 89,286 shares based on the closing price of $1.12 per share on that date, and on May 15, 2023, those RSUs vested and Mr. Matacunas would have received 89,286 shares of SGRP's Common Stock, but he only received a net of 56,563 shares after tax withholdings.

Under the RSU inducement award, on May 15, 2023, Mr. Matacunas received a new issuance of RSUs for 98,039 shares based on the closing price of $1.02 per share on that date, and on May 15, 2024, those RSUs vested and Mr. Matacunas would have received 98,039 shares of SGRP’s Common Stock, but he only received a net of 54,959 shares after tax withholdings.

Under the RSU inducement award, on May 15, 2024, Mr. Matacunas received a new issuance of RSUs for 57,143 shares based on the closing price of $1.75 per share on that date, and on May 15, 2025, those RSUs vested and Mr. Matacunas would have received 57,143 shares of SGRP’s Common Stock, but he only received a net of 40,051 shares after tax withholdings.

Under the RSU inducement award, on May 15, 2025, Mr. Matacunas received a new issuance of RSUs for 96,154 shares based on the closing price of $1.17 per share on that date that were scheduled to vest on May 15, 2026. Subject to the Transition Agreement dated August 25, 2025, between SPAR Group, Inc. and Mr. Matacunas, the 2025 RSUs accelerated and vested in full on September 2, 2025, and Mr. Matacunas would have received 96,154 shares of SGRP’s Common Stock, but he only received a net of 67,239 shares after tax withholdings.

Subject to certain conditions (including Mr. Michael R. Matacunas' continued employment by the Issuer at such time), those RSUs (and each of the anniversary issuances) under that RSU inducement award were scheduled to automatically vest one (1) year after their May 15 issuance and convert and become payable either (at the option of SGRP) in cash or shares of the SGRP's Common Stock issued directly from the Issuer, but no exercise price or other payment for such shares is required.

On February 22, 2021, Mr. Michael R. Matacunas received an inducement award of options to purchase 630,000 shares of the Common Stock of the Issuer at an exercise price of $1.90 per share (which was the market price on February 22, 2021, the date the options were issued). Subject to certain conditions (including Mr. Michael R. Matacunas' continued employment by the Issuer at such time), those options automatically vested in one (1) year (i.e. on February 22, 2022), and became exercisable at the option of the Reporting Person, which requires notice and payment of $1.90 per share to SGRP to effect such exercise. The options were automatically scheduled to expire on February 22, 2031, but that has been changed to the shorter of three (3) years or their remaining terms pursuant to his Transition Agreement (see next paragraph).

Pursuant to Mr. Michael R. Matacunas’ Transition Agreement (see Potential Severance Payments upon a Change-In-Control and Termination, above), providing for his departure, provision of certain transition services, and retention bonus, Mr. Matacunas’ Transition Agreement also provides that in exchange for the benefits under his Transition Agreement, SGRP and Mr. Matacunas agreed that his vested stock options would continue for the shorter of three (3) years or their remaining terms and his RSUs would immediately accelerate and be settled in accordance with their terms.

2026, 2020, 2018 and 2008 Plans

See Proposal 4 for a description of the Corporation’s proposed 2026 Stock Compensation Plan (the "2026 Plan"), which will become effective only if approved by SGRP’s Stockholders at the 2026 Annual Meeting. At the 2025 Annual Meeting, SGRP's Stockholders did not approve the Corporation’s proposed 2025 Stock Compensation Plan, so there is no such 2025 plan. No new awards were granted in 2025, 2024, or 2023 under the Corporation’s prior Stock Compensation Plans (the "Prior Plans"), including the Corporation’s: 2020 Stock Compensation Plan (the "2020 Plan"); 2018 Stock Compensation Plan (the "2018 Plan"); or 2008 Stock Compensation Plan (the "2008 Plan"). The 2020 Plan automatically terminated on the 31st of May in the year following stockholder approval and the other prior plans automatically terminated following stockholder approval of the succeeding plans.

Share Based Compensation

As of December 31, 2025, the Company has outstanding stock options and unvested restricted stock units granted under its 2020 Plan, 2018 Stock Compensation Plan, and the 2008 Stock Compensation Plan, which generally permitted stock-based awards under terms determined by the Company’s board of directors. Stock options and RSUs generally provided for vesting over service periods of one (1) to four (4) years, with option exercise prices generally equal to fair market value on the date of grant.

During 2025, and as of December 31, 2025, no further shares were available under those plans for future awards.

2008 Plan Summary

2008 Plan Stock option award activity for the years ended December 31, 2025 and 2024 is summarized below for the periods presented:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2024	222,000	$1.01	3.27	$12
Granted	--	--	--	--
Exercised/cancelled	(79,000)	$0.97	--	$98
Forfeited or expired	(56,000)	--	--	--
Outstanding at December 31, 2024	87,000	$1.01	2.66	$73
Granted	--	--	--	--
Exercised	--	--	--	--
Forfeited or expired	(10,000)	$1.05	--	--
Outstanding at December 31, 2025	77,000	$1.11	1.60	$--
Exercisable at December 31, 2025	77,000	$1.11	1.60	$--

The Company recognized no stock-based compensation expense relating to stock option awards during the years ended December 31, 2025 and 2024 for the 2008 plan. There were no shares exercised in 2025. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2025 and 2024, was $0.

2018 Plan Summary

2018 Plan Stock option award activity for the years ended December 31, 2025 and 2024 are summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2024	145,000	$0.94	4.79	$26
Granted	--	--	--	--
Exercised/cancelled	(75,000)	$0.99	--	$90
Forfeited or expired	(30,000)	--	--	--
Outstanding at December 31, 2024	40,000	$0.93	3.80	$40
Granted	--	--	--	--
Exercised	--	--	--	--
Forfeited or expired	--	--	--	--
Outstanding at December 31, 2025	40,000	$0.93	2.80	$3
Exercisable at December 31, 2025	40,000	$0.93	2.80	$3

The Company recognized no stock-based compensation expense relating to stock option awards during the years ended December 31, 2025 and 2024 under the 2018 plan. There were no shares exercised in 2025. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2025 and 2024, was $0.

2020 Plan Summary

2020 Plan Stock option award activity for the years ended December 31, 2025 and 2024 are summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2024	355,000	$1.55	2.10	$--
Granted	--	--	--	--
Exercised/cancelled	(22,500)	$1.55	--	$17
Forfeited or expired	(220,000)	--	--	--
Outstanding at December 31, 2024	112,500	$1.55	1.10	$44
Granted	--	--	--	--
Exercised	--	--	--	--
Forfeited or expired	(12,500)	$1.55	--	--
Outstanding at December 31, 2025	100,000	$1.55	0.10	$--
Exercisable at December 31, 2025	100,000	$1.55	0.10	$--

The Company recognized $2,200 and $19,500 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2025 and 2024, respectively. There were no shares exercised in 2025.

As of December 31, 2025, there was no remaining unrecognized stock-based compensation expense related to stock options. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2025 and 2024, was $559 and $5,800.

CEO Inducement Award Summary

Mr. Michael R. Matacunas' CEO Inducement Award stock option activity for the years ended December 31, 2025 and 2024 are summarized below:

Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards (1)	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2024	630,000	$1.90	7.15	$--
Granted	--	--	--	--
Exercised/cancelled	--	--	--	--
Forfeited or expired	--	--	--	--
Outstanding at December 31, 2024	630,000	$1.90	6.15	$25
Granted	--	--	--	--
Exercised	--	--	--	--
Forfeited or expired	--	--	--	--
Outstanding at December 31, 2025	630,000	$1.90	5.15	$--
Exercisable at December 31, 2025	630,000	$1.90	5.15	$--

(1)	Pursuant to his Transition Agreement, the remaining term of Mr. Matacunas’ stock option was reduced to continue for the shorter of three (3) years or its remaining term. See Potential Severance Payments upon a Change-In-Control and Termination, above.

The Company recognized $0 stock-based compensation expense relating to stock option awards during the years ended December 31, 2025 and 2024. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2025 and 2024, was $0.

As of December 31, 2025, there was no unrecognized share-based compensation expense related to stock options granted under the CEO Inducement Plan.

CEO Inducement Award RSU Summary

The following table summarizes the activity for Restricted Stock Unit (RSU) CEO awards to Mr. Michael R. Matacunas during the years ended December 31, 2025 and 2024:

		Weighted-
		Average
		Grant Date
		Fair Value
	Shares	per Share
Unvested at January 1, 2024	98,039	$1.02
Vested During 2024	98,039	1.02
After Vesting and Tax Common Shares Issued During 2024	54,959	--
Granted During 2024	57,143	1.75
Forfeited During 2024	0	0
Unvested at December 31, 2024	57,143	$1.75
Vested During 2025	57,143	1.75
After Vesting and Tax Common Shares Issued During 2025	40,051	--
Granted During 2025	96,154	1.04
Accelerated and Vested in Full Pursuant to Transition Agreement on September 2, 2025	96,154	1.04
After Accelerated Vesting and Tax Common Shares Issued	67,239	--
Forfeited During 2025	0	0
Unvested at December 31, 2025	0	$0

During the years ended December 31, 2025 and 2024, the Company recognized approximately $140,000 and $117,500, respectively, of stock-based compensation expense related to RSUs. During the years ended December 31, 2025 and 2024, the total fair value of RSUs vested was $174,000 and $315,000, respectively. As of December 31, 2025, stock-based compensation expense related to unvested RSUs awards was fully recognized.

Share-Based Compensation Expense

Share-based compensation expense for the years ended December 31, 2025 and 2024 was $250,000 and $258,000, respectively.

Employee Stock Purchase Plans

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, the Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan.

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board's Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2025, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member (including any member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee) serves as a member of the board of directors, audit, compensation or governance committee of any other entity affiliated with or related to the Corporation. In addition, except for positions with subsidiaries of the Corporation, and except for Mr. William H. Bartels is a former Director of the Corporation, Mr. Robert G. Brown is a former Director of the Corporation, and Mr. William H. Bartels and Mr. Robert G. Brown each are founders and affiliates of the Corporation and serve and have served as directors and officers of certain of SGRP’s affiliates (which are not owned by, under the control of or consolidated with the Corporation), including SBS, IGC, Infotech and SAS, and each is a party to the CIC Agreement (See Transactions with Related Persons, Promoters and Certain Control Persons, below).

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of SGRP's Common Stock as of December 31, 2025, by: (i) each person who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors; and (iii) each of the Corporation's Named Executive Officers in the Summary Compensation Table. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Beneficial Ownership Percentage
Common Shares	Robert G. Brown	6,429,683	(1) (2)	26.65%
Common Shares	William H. Bartels	4,709,837	(1) (3)	19.52%
Common Shares	Michael R. Matacunas	864,205	(1) (4)	3.58%
Common Shares	Antonio Calisto Pato	117,188	(1)	*
Common Shares	Steve Hennen	55,000	(1)	*
Common Shares	Kori G. Belzer	33,222	(1)	*
Common Shares	William Linnane	190,909	(1)	*
Common Shares	Ronald Lutz	17,678	(1)	*
Common Shares	James R. Brown, Sr.	3,500	(1)	*
Common Shares	All Executives, Directors and Others Listed Above	12,421,222	-	51.48%
Common Shares	Outstanding Shares	24,129,991	-	-

*       Less than 1%

(1)	The address of such owners is c/o SPAR Group, Inc. 110 East Boulevard, Suite 1600, Charlotte, North Carolina 28203.
(2)	Robert G. Brown is not an Executive or Director of SGRP, but he is a founder, affiliate and significant stockholder of SGRP. Mr. Brown’s shares include shares owned by his Companies Innovative Global Technologies LLC, and SPAR Business Services, Inc. and various trusts for the benefit of Mr. Brown and his children.
(3)	William H. Bartels’ shares include $600,000 SGRP shares that resulted from a reversal of a donation to charity.
(4)	Mr. Michael R. Matacunas' beneficial ownership includes 630,000 shares issuable upon exercise of options, which are already vested, but require a payment to SGRP of $1.90 per share and related tax withholdings to exercise the options and receive the shares. The options were to automatically expire on February 22, 2031, but now pursuant to his Transition Agreement, the options will expire on the earlier of three years after the end of the Transition Period and their original expiration date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act ("Section 16(a)") requires SGRP's directors and certain of its officers and persons who own more than 10% of SGRP's Common Stock to file reports of ownership and changes in their ownership of SGRP's Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.  The following is a report of late Section 16(a) filings by the current officers and directors of SGRP (collectively, "Insiders").

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2025 ("2025"), filings by certain Insiders during or for 2025, or written representations from such Insiders for 2025, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that: (i) two (2) Form 4’s were filed late by Mr. Robert G. Brown; (ii) one (1) Form 3 was filed late by Mr. Tim Cook; (iii) one (1) Form 3 and one (1) Form 4 was filed late by Mr. Steve Hennen; (iv) one (1) Form 4 was filed late by Panigiotis Lazaretos; (v) one (1) Form 4 was filed last by Mr. William Linnane; and (vi) one (1) Form 4 was filed late by Mr. Michael R. Matacunas.

All such Section 16(a) filing requirements have since been completed by each of the above referenced Insiders.

Transactions with Related Persons, Promoters and Certain Control Persons

Related Party Transactions

SPAR's policy respecting approval of transactions with related persons, promoters and control persons is contained in the Ethics Code (See Ethics Code, above) The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in Part I Sections 2, 3, 11 and 12 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in Part IV Section 15 of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent directors and at least two (2) Super Independent Directors. The 2026 By-Laws require that the Chairman of each such Committee and at least two (2) of its members must be Super Independent Directors, except that the Board has temporarily waived the requirement that the Chairman of the Governance Committee be a Super Independent Director (See Board Size, Quorum and Voting and 2026 By-Laws, above.

SPAR's Audit Committee has the specific duty and responsibility to review and approve the overall fairness to the Company and terms of all material related- party transactions and payments. The Audit Committee reviews all related party transactions, in accordance with the Audit Committee Charter, the Ethics Code, the Nasdaq rules and other applicable law to ensure that the overall economic and other terms will be (or continue to be) no less favorable to the Company than would be the case in an arms-length contract with an unrelated provider of similar services (i.e., its overall fairness to the Company, including pricing, payments to related parties and the ability to provide services at comparable performance levels).

Change of Control, Voting and Restricted Stock Agreement

The Change of Control, Voting and Restricted Stock Agreement (the "CIC Agreement") became effective on January 28, 2022, when signed by the Company and Mr. Robert G. Brown, ("Mr. Brown"), Mr. William H. Bartels, ("Mr. Bartels"), SPAR Administrative Services, Inc., ("SAS"), and SPAR Business Services, Inc. ("SBS"). Mr. Brown, Mr. Bartels, SAS and SBS may be referred to collectively as the "Majority Stockholders". The CIC Agreement was approved by the Board of Directors of SGRP (the "Board"). The term of the CIC Agreement and the restrictions respecting the Covered Matters end automatically on January 25, 2027. See Significant Stockholder Governance Limitations, above.

Mr. Robert G. Brown and Mr. William H. Bartels each are founders and significant stockholders of SGRP, and thus each is a related party and affiliate of SGRP. Mr. William H. Bartels also is a director of SGRP. Mr. Robert G. Brown and Mr. William H. Bartels also each have separate contractual rights to nominate directors for the Board. See Contractually Designated Seats, above.

SBS, SPAR InfoTech, Inc. ("Infotech"), Innovative Global Technologies LLC ("IGT"), and SAS, are related parties and affiliates of SGRP, but are not under the control or part of the Company. SBS is a related party and affiliate of SGRP because it is owned by SBS LLC, which in turn is beneficially owned by Mr. Robert G. Brown. Infotech and IGT each is a related party and affiliate because it is owned principally by Mr. Robert G. Brown. SAS is a related party and affiliate of SGRP because it is owned principally by Mr. William H. Bartels and prior to December 2023 also owned in part by entities owned by affiliates of Mr. Robert G. Brown.

Pursuant to the CIC Agreement, the Corporation issued to the Majority Stockholders 2,000,000 restricted shares of Series B Preferred Stock, which automatically converted into 3,000,000 SGRP Shares pursuant to the 1:1.5 conversion ratio set forth in the Preferred Designation and the CIC Agreement as they vested through November 10, 2023. All of the corresponding SGRP Shares had been issued or were in the process of being issued by December 31, 2023. The Series B Preferred Stock shares were valued at $3,690,000 in total, based on the SGRP stock price on December 31, 2021 of $1.23 per share for the 3,000,000 SGRP shares issuable upon vesting and conversion.

Pursuant to the CIC Agreement, all actions, claims and demands between the Majority Stockholders and the Company were resolved; and the Majority Stockholders and their affiliates during the five-year term of the CIC Agreement have agreed to give up their rights to do any of the following: (i) act or attempt to act by written consent; (ii) submit or attempt to submit any stockholder proposals in advance of any annual or special stockholders meeting of the Corporation; (iii) call or attempt to call any special meetings of the Corporation's stockholders; (iv) continue or commence or attempt to continue or commence any legal claims against the Company; (v) change or attempt to change the size of the Board; (vi) appoint or remove or attempt to appoint or remove any director or officer of the Corporation, except as expressly permitted with in the CIC Agreement; (vii) amend or attempt to amend the Corporation's Certificate of Incorporation or 2022 By-Laws; and (viii) enter or attempt to enter into any agreement, arrangement or understanding with any other person in an effort to take any of those actions. The term of the CIC Agreement and those restrictions end automatically on January 25, 2027. See Significant Stockholder Governance Limitations, above.

The execution of the CIC Agreement was conditional upon making the changes to and restatement of the Corporation's 2026 By-Laws, which were attached as an Exhibit to the CIC Agreement, and were approved by the Board and became effective on January 25, 2022. The 2026 By-Laws generally continue the applicable provisions of the By-Laws adopted in 2022.

Panagiotis Lazaretos Consulting Agreement

On January 27, 2022, the Corporation entered into a consulting agreement with Thenablers, Ltd. effective February 1, 2022 (the "Lazaretos Consulting Agreement"). Thenablers, Ltd. is wholly owned by Mr. Panagiotis Lazaretos, a retired director of the Corporation. Following Mr. Panagiotis Lazaretos' retirement as a director on January 25, 2022, Thenablers, Ltd. agreed to provide the consulting services of Mr. Panagiotis Lazaretos to the Corporation regarding global sales and new markets' expansion. The Lazaretos Consulting Agreement cannot be terminated by the consent of either party for the first twelve (12) months, and automatically expires on January 31, 2024. As compensation for its services, Thenablers, Ltd. is entitled to receive: (i) base compensation at a rate of $10,000 per month for the term of the Consulting Agreement; (ii) incentive-based compensation as calculated in Exhibit A of the Lazaretos Consulting Agreement; and (iii) the outstanding options granted to Mr. Panagiotis Lazaretos on February 4, 2022, will continue to be outstanding and vest according to their terms under the agreement. As permitted by that agreement, on February 2, 2023, the Corporation gave notice that it was terminating that agreement effective July 31, 2023. Mr. Lazaretos rejoined the Board of Directors on May 6, 2025 (see The Board of Directors of the Corporation, above).

William H. Bartels Independent Contractor Agreement

On October 1, 2025, the Corporation entered into a Independent Contractor Agreement with Mr. William H. Bartels (the "Bartels Consulting Agreement”), following his retirement from the Board. Mr. Bartels’ Consulting Agreement provides for monthly payments of $10,000 and expires on December 31, 2026, but may be extended by the parties in writing in their discretion. Under the Bartels Consulting Agreement, Mr. Bartels will provide consulting services from time to time at the request of the Corporation’s executive management or the Chairman of the Board.

Other Domestic Related Party Transactions

On December 1, 2021, the Corporation entered into the Agreement for Marketing and Advertising Services (the "WB Agreement") with Qantm Creative, Inc., f/k/a WB Marketing, Inc. (the "Agent", and together with the Company, the "Parties"). The Agent is an entity owned and controlled by Mrs. Jean Matacunas who is the wife of Michael R. Matacunas who left as Chief Executive Officer of the Corporation on October 3, 2025. Mr. Matacunas is also a minority owner of the Agent. The service fees paid to WB Marketing for the years ended December 31, 2025 and 2024, were $229,000 and $104,000, respectively. The Company cancelled this agreement in November 2025.

On April 18, 2024, the Company entered into a Securities Purchase Agreement to buy from their other owner, Mr. Richard Justus, the remaining minority joint venture interests of Resource Plus and its sister companies, Mobex of North Florida, Inc., and Leasex, LLC. Based on the terms set in the original joint venture agreement, the Company will pay a total of $3 million in annual payments over a five-year period. $0.3 million was paid within the five business days of closing, and the remaining $2.8 million will be paid pursuant to a Secured Promissory Note. The agreement resulted in the termination of all relevant shareholder and operating agreements, although specific confidentiality obligations remain effective for three years post-closing and specific mutual releases were provided. The purchase was closed and completed on May 1, 2024. As of December 31, 2025, $1.4 million has been paid and the remaining $1.6 million Promissory Note (net of discount) is outstanding and is reported on the balance sheet in current portion of long-term debt and long-term debt, net current portion.

International Joint Venture Transactions to Sell the Company's Ownership Interests to Related JV Parties

Agreement to sell the Company’s ownership interest in its South African Joint Venture

Prior to March 31, 2024, SGRP Meridian Proprietary Limited ("Meridian") was a consolidated international subsidiary of the Company and was owned 51% by the Company and 49% by Friedshelf (Pty) Ltd., Lindicom Proprietary Limited, and Lindicom Empowerment Holdings Proprietary Limited ("Local Owners"). On   February 7, 2024, the Company entered into an agreement to sell its 51% ownership interest in Meridian to the Local Owners for 180,700,000 South African Rand, 80% of which would be paid upon closing.

The closing conditions under that agreement were satisfied in all material respects by March 31, 2024. and on April 29, 2024, the Company received 144,560,000 South African Rand from the Local Buyers (or approximately $7.7 million). The remaining purchase price of approximately $1.9 million is recorded as other receivable on the balance sheet and will be paid on December 31, 2025, and its payment is secured by an irrevocable unconditional guarantee from Investec Bank Limited. The Company has also licensed certain technology (including SPARView) and trademarks to Meridian in connection with the sale. The Company recognized a pre-tax gain of approximately $7.2 million on this transaction, which is presented within “(Gain) / Loss on sale of business” in the Consolidated Statements of Operations and Comprehensive (Loss) Income. The company has no continuing involvement in Meridian.

Agreement to sell the Company’s ownership interest in its Chinese Joint Venture

On February 23, 2024, the Company entered into an agreement to sell its 51% ownership interest in SPAR (Shanghai) Marketing Management Co., Ltd. to Shanghai Jingbo Enterprise Consulting Co., Ltd. and Shanghai Wedone Marketing Management Co. Ltd. The total price paid to the Company is $200,000. The sale was completed in April 2024. The Company has recognized a loss of $1.1 million in the second quarter of 2024 as a result of this transaction, which is presented within “(Gain) / Loss on sale of business” in the Consolidated Statements of Operations and Comprehensive (Loss) Income. The company has no continuing involvement in SPAR (Shanghai) Marketing Management Co., Ltd.

Agreement to sell the Company’s Brazilian subsidiary that owns its interest in its Brazilian Joint Venture

On March 26, 2024, the Company signed a share purchase agreement with JK Consultoria Empresarial Ltda. ("JKC") for JKC to acquire the Company's Brazilian holding company (which in turn owns the Company's 51 percent interest in its Brazilian joint venture subsidiary) for BRL 58.9 million or approximately $11.8 million. Closing of the sale occurred in June 2024. The Company has recognized a loss of $1.6 million in the second quarter of 2024 as a result of this transaction, which is presented within “(Gain) / Loss on sale of business” in the Consolidated Statements of Operations and Comprehensive (Loss) Income. The Company has no continuing involvement in the Brazilian Joint Venture.

Agreement to sell SPAR's 100% ownership interest in SPAR Japan

On July 23, 2024, the Company entered into an agreement to sell its 100% ownership interest in SPAR Japan for $500,000. The sale closed on August 30, 2024. The Company has recognized a loss of $0.7 million in the third quarter of 2024 as a result of this transaction, which is presented within “(Gain) / Loss on sale of business” in the Consolidated Statements of Operations and Comprehensive (Loss) Income. The company has no continuing involvement in SPAR Japan.

Agreement to sell SPAR's 51% ownership interest in its Indian Joint Venture

On August 31, 2024, the Company closed on an agreement to sell its 51% ownership interest in its Indian Joint venture for $500,000. The sale closed on September 25, 2024. The Company has recognized a loss of $1.4 million in the third quarter of 2024 as a result of this transaction, which is presented within “(Gain) / Loss on sale of business” in the Consolidated Statements of Operations and Comprehensive (Loss) Income. The company has no continuing involvement in the Indian Joint Venture.

Agreement to sell SPAR's 51% ownership interest in its Mexican Joint Venture

On December 19, 2024, the Company closed on an agreement to sell its 51% ownership interest in its Mexican Joint venture for $417,000. The sale closed on December 19, 2024. The Company has recognized a loss of $1.1 million in the fourth quarter of 2024 as a result of this transaction, which is presented within “(Gain) / Loss on sale of business” in the Consolidated Statements of Operations and Comprehensive (Loss) Income. The company has no continuing involvement in the Mexican Joint Venture.

Summary of Certain Related Party Transactions

The following costs of affiliates were charged to the Company (in thousands):

	Year Ended December 31,
	2025	2024
Services provided by affiliates:
Advertising and promotional materials (Quantm Creative) (1)	$229	$--
Office lease expenses (RJ Holdings) (1)	--	4
Consulting and administrative services (RJ Holdings) (1)	--	161
Other (1)	--	50
Total services provided by affiliates	$229	$215

(1)	These expenses are reflected in "Selling, general, and administrative expense" in the consolidated statements of operations and comprehensive loss.

Other Related Party Transactions and Arrangements

SBS, Infotech and SAS are related parties and affiliates of SGRP, but are not under the control or part of the consolidated Company. See Change of Controls, Voting and Restricted Stock Agreement, above.

In July 1999 SPAR Marketing Force, Inc., ("SMF"), a subsidiary of SGRP, and SBS and Infotech entered into a perpetual software ownership agreement providing that each party independently owned an undivided share of and has the right to unilaterally license and exploit certain portions of the Company's proprietary scheduling, tracking, coordination, reporting and expense software are co-owned with SBS and Infotech and each entered into a perpetual, non-exclusive and royalty-free license from the Company to use certain "SPAR" trademarks in the United States. SAS used the "SPAR" name through the SBS License until SAS' dissolution in December 2023.

Certain of the Company's "SPAR" and related trademarks (the "Licensed Marks") are used: (i) by affiliated companies in the United States pursuant to the 1999 license agreements described above; (ii) by the Company’s wholly-owned subsidiaries worldwide royalty free and in perpetuity pursuant to informal license arrangements; (iii) by certain of the Company’s former joint venture subsidiaries in their respective jurisdictions pursuant to license or use agreements for limited terms (executed contemporaneously with the sale of the Company’s joint venture interests in its former joint venture subsidiaries – see above); and (iv) by the independent field vendor providing field specialists to the Company domestically in the United States for limited terms and modest royalties pursuant to a license agreement linked to their field specialist service agreement with the Company.

Director Independence

See Board Size, Quorum and Voting and Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats, and 2026 By-Laws, above.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the Audit Committee's report submitted to the Board.

Report

Management is responsible for the Company's internal controls and the financial reporting process (as more fully described below). BDO USA, P.C. ("BDO"), was the independent registered public accounting firm for the Company responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon through December 31, 2025. The Company has engaged Grant Thornton LLP as the Company’s independent registered public accounting firm for 2026. See Proposal 2, above. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company as of December 31, 2025 and 2024 and, for the years then ended, (the "Consolidated Financial Statements"), as included in the Company's 2025 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 2026 the "20245Annual Report").

In addition, the Audit Committee has also received from and discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

The Audit Committee received and reviewed the written disclosures and the letter from BDO required by the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence. The Audit Committee has discussed BDO's independence from the Company with BDO. The Audit Committee also discussed with management of the Company and BDO such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the Consolidated Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors that the Consolidated Financial Statements be included in the Company's 2025 Annual Report.

For the period that began on January 1, 2025, and ended August 12, 2025, the Audit Committee consisted of Mr. John Bode (Chairman), Mr. James R. Gillis, and Ms. Linda Houston. For the period that began on August 12, 2025, and ended December 31, 2025, the Audit Committee consisted of Mr. John Bode (Chairman), Mr. Tim Cook, and Ms. Linda Houston.

AUDIT COMMITTEE
John Bode, its Chairman, Tim Cook, and Linda Houston

NO OTHER BUSINESS

In accordance with SGRP's 2026 By-Laws, no proposals or matters other than those specifically described above are permitted to come before the 2026 Annual Meeting.  If any other matters or motions are attempted to be presented at the 2026 Annual Meeting, they will be ruled out of order and denied.  It is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2026 Annual Meeting.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), SPAR Group, Inc., 110 East Boulevard, Suite 1600, Charlotte, North Carolina 28203, and marked "Stockholder Communication".

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

In addition, questions may be asked of any director before the Special Meeting and all of SGRP's directors are expected to attend the Special Meeting. Additionally, the Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations for 2027 Annual Meetings (if applicable)

For any business, nominee or proposal to be properly brought before any annual meeting by a stockholder (acting in his or her capacity as stockholder), the 2026 By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2027 Annual Meeting of SGRP stockholders (the "2027 Annual Meeting") must notify SGRP by no later than March 14, 2027. Such stockholder's notice shall be in the form and contain the substance required under the 2026 By-Laws (as summarized below) and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after March 14, 2027, or that do not conform to the requirements of the 2026 By-Laws and/or Rule 14a-18 of the Securities Exchange Act of 1934 and/or other applicable law, as the case may be, will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2027 Annual Meeting.

For any proposal to be properly included in the SGRP Proxy Statement for the 2027 Annual Meeting, proposals must be submitted no later than the close of business on the 120th day prior to the 1st anniversary of the filing of this 2026 Proxy Statement with the SEC. However, if the date of the 2027 Annual meeting has changed by more than 30 days from the date of the 2026 Annual Meeting, then proposals must be received within a reasonable time before the Corporation begins to print and send its proxy materials for the 2027 Annual Meeting. Accordingly, notice of stockholder proposals that do not conform to the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 will be considered untimely or incomplete, respectively, and thus such matters will not be included in the SGRP Proxy Statement for the 2027 Annual Meeting.

Any notice or proposal should be sent to the Corporation at 110 East Boulevard, Suite 1600, Charlotte, North Carolina 28203, Attention: SGRP Secretary and follow the procedures of the 2026 By-Laws and applicable SEC Rules.  The 2026 By-Laws provide that a stockholder's notice to the SGRP Secretary must set forth as to each matter the stockholder proposes to bring before any Annual Meeting (including the 2027 Annual Meeting): (i) a brief description of the business, nominee or proposal desired to be brought before the applicable Annual Meeting and the reasons for considering the same at the applicable Annual Meeting; (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three (3) years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain: (A) the proposed nominee's name and qualifications, including five-year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any); (B) the reason for such recommendation; (C) the number of shares of stock of SGRP that are beneficially owned by such nominee; (D) a description of any business or other relationship, whether current or at any time within the past three (3) years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors; and (E) a description of any financial or other relationship, whether current or at any time within the past three (3) years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the 2027 Annual Meeting that a stockholder proposal was submitted after March 14, 2027, or otherwise was not made in accordance with the terms of the 2026 By-Laws, the applicable SEC Rules or other applicable law, or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2027 Annual Meeting.

Stockholder Proposals and Director Nominations Submitted for the 2026 Annual Meeting

Substantially similar rules and procedure were described in SGRP's 2025 Proxy Statement for submission of such proposals for the 2026 Annual Meeting.  If it is determined by the Governance Committee or the presiding officer of the 2026 Annual Meeting that a stockholder proposal was submitted after December 15, 2025, or otherwise was not made in accordance with the terms of the 2026 By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2026 Annual Meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this proxy statement and other proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

SGRP and some brokers, banks or other agents may be householding our proxy materials, including this proxy statement. A single set of this proxy statement and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Registered stockholders may revoke their consent at any time by contacting SGRP’s transfer agent, Computershare Trust Company, N.A., toll-free at (800) 564-6253. Holders through banks or brokers or other agents must notify such agents.

Upon written or oral request, SGRP will promptly deliver a separate copy of the proxy statement and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement and other proxy materials, you may send a written request to 110 East Boulevard, Suite 1600, Charlotte, North Carolina 28203, Attention: Secretary or call (704) 837-1651. In addition, if you are receiving multiple copies of the proxy statement and other proxy material, you can request householding by contacting SGRP's Secretary in the same manner.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of any Notice of Internet Availability of Proxy Materials and/or a printed version of the 2025 Annual Report to stockholders and this Proxy Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the above materials to any stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also request delivery in the future of a single copy of such documents if they are currently receiving multiple copies of such documents. Stockholder may notify SGRP of their requests by writing to: SPAR Group, Inc., 110 East Boulevard, Suite 1600, Charlotte, North Carolina 28203, Attn: Steve Hennen, Chief Financial Officer.

Information Regarding Virtual Attendance at the 2026 Annual Meeting

Further details and information regarding the 2026 Annual Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com/ and SGRP's SEC filings are available at https://investors.sparinc.com/sec-filings.

OTHER REPORTS

A COPY OF THE SGRP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON MARCH 31, 2026  (THE "2025 ANNUAL REPORT"), SGRPs QUARTERLY REPORT FOR THE FIRST QUARTER OF 2026 WHEN FILED WITH THE SEC, AND THE CURRENT REPORTS ON FORM 8-K FILED WITH THE SEC AFTER JANUARY 1, 2026, AS WELL AS ALL OF SGRP’S EARLIER REPORTS AND STATEMENTS FILED WITH THE SEC, ARE AVAILABLE AT HTTPS://INVESTORS.SPARINC.COM/SEC-FILINGS.

SGRP WILL PROVIDE EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (EXCLUDING ALL EXHIBITS NOT EXPLICITLY INCORPORATED BY REFERENCE HEREIN). REQUESTS FOR COPIES OF THE 2025 ANNUAL REPORT MUST BE SENT TO SPAR GROUP, INC., 110 EAST BOULEVARD, SUITE 1600, CHARLOTTE, NORTH CAROLINA 28203, ATTN: STEVE HENNEN, CHIEF FINANCIAL OFFICER.

THE 2025 ANNUAL REPORT, THE STOCKHOLDER LETTER, SUMMARY TABLES AND CORPORATE DIRECTORIES, THE QUARTERLY REPORTS ON FORM 10-Q, AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT ARE NOT PART OF SGRP'S SOLICITING MATERIAL AND SUCH STOCKHOLDER LETTER SUMMARY TABLES AND CORPORATE DIRECTORIES HAVE NOT BEEN FILED WITH THE SEC.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP's Board of Directors. Proxies for the 2025 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. SGRP will pay all expenses in connection with the solicitation of proxies. In addition to the use of mailings, proxies may be solicited by directors, officers and regular employees of SGRP (who will not be specifically compensated for such services) personally or by telephone. SGRP will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed Proxy Card.

/s/ Steve Hennen
Steve Hennen
Secretary, Treasurer and Chief Financial Officer

Charlotte, North Carolina
April 30, 2026

SPAR Group, Inc. VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommend a vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John Bode	☐	☐	☐	02 - James R. Brown, Sr.	☐	☐	☐	03 - Tim Cook	☐	☐	☐
04 - James R. Gillis	☐	☐	☐	05 - Linda Houston	☐	☐	☐	06 - Panagiotis Lazaretos	☐	☐	☐
07 - William Linnane	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 8 3 8 0 6

04914H

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

SPAR Group, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for 2026 Annual Meeting — June 11, 2026

The undersigned hereby appoints William Linnane and Steve Hennen, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of April 17, 2026, the record date with respect to this solicitation, at the 2026 Annual Meeting of Shareholders of the Corporation to be held virtually via the internet at meetnow.global/MJTKYLS, beginning at 12:00 PM, Eastern Time, on Thursday, June 11, 2026, and at any postponements and adjournments thereof (the "2026 Annual Meeting"), upon the matters stated on the reverse side.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW AND SGRP'S BY-LAWS (TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW), THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED, OR WHEN REGISTERED, COMPLETED, AUTHENTICATED AND SUBMITTED IF BY TELEPHONE OR INTERNET) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS PROVIDED BELOW.

The signor hereby revokes all proxies heretofore given by the signor to vote at the 2026 Annual Meeting, including any adjournments thereof.

The Board of Directors unanimously recommend a vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

(Items to be voted appear on reverse side)

All proxies that are properly completed and submitted will be voted in accordance with the instructions made thereon or, in the absence of instructions for any item (other than any abstention, non-vote or inconclusive vote), this proxy will be voted FOR all of the nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

SPAR Group, Inc. VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/SGRP or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SGRP

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals – The Board of Directors unanimously recommend a vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

Nominee	For	Against	Abstain
01 - John Bode	☐	☐	☐
02 - James R. Brown, Sr.	☐	☐	☐
03 - Tim Cook	☐	☐	☐
04 - James R. Gillis	☐	☐	☐
05 - Linda Houston	☐	☐	☐
06 - Panagiotis Lazaretos	☐	☐	☐
07 - William Linnane	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT
1 P C F 6 8 3 8 0 6

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

04913H

The 2026 Annual Meeting of Shareholders of SPAR Group, Inc. will be held on
June 11, 2026 at 12:00 PM, Eastern Time, virtually via the internet at meetnow.global/MJTKYLS.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SGRP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPAR Group, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for 2026 Annual Meeting — June 11, 2026

The undersigned hereby appoints William Linnane and Steve Hennen, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of April 17, 2026, the record date with respect to this solicitation, at the 2026 Annual Meeting of Shareholders of the Corporation to be held virtually via the internet at meetnow.global/MJTKYLS, beginning at 12:00 PM, Eastern Time, on Thursday, June 11, 2026, and at any postponements and adjournments thereof (the "2026 Annual Meeting"), upon the matters stated on the reverse side.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW AND SGRP'S BY-LAWS (TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW), THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED, OR WHEN REGISTERED, COMPLETED, AUTHENTICATED AND SUBMITTED IF BY TELEPHONE OR INTERNET) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS PROVIDED BELOW.

The signor hereby revokes all proxies heretofore given by the signor to vote at the 2026 Annual Meeting, including any adjournments thereof.

The Board of Directors unanimously recommend a vote FOR all of the nominees listed and FOR Proposals 2, 3 and 4.

(Items to be voted appear on reverse side)

All proxies that are properly completed and submitted will be voted in accordance with the instructions made thereon or, in the absence of instructions for any item (other than any abstention, non-vote or inconclusive vote), this proxy will be voted FOR all of the nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.